UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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BWX TECHNOLOGIES, INC.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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800 Main Street, 4th Floor
Lynchburg, Virginia 24504
March 23, 2018
Dear Stockholder:
You are cordially invited to attend this year’s Annual Meeting of Stockholders of BWX Technologies, Inc., which will be held on Friday, May 4, 2018, at the Craddock Terry Hotel, Riverside Foyer, 1312 Commerce Street, Lynchburg, Virginia 24504, commencing at 9:30 a.m. local time. The Notice of Annual Meeting and Proxy Statement following this letter describe the matters to be acted on at the meeting.
As a demonstration of our commitment to transparency and good corporate governance practices, we have continued our practice of engaging directly with our stockholders over the past year to discuss matters of interest. We value the feedback we received from our stockholders in recent years, and it has informed our decisions on executive compensation.
We are utilizing the Securities and Exchange Commission’s Notice and Access proxy rule, which allows us to furnish proxy materials to you via the Internet as an alternative to the traditional approach of mailing a printed set to each stockholder. In accordance with these rules, we have sent a Notice of Internet Availability of Proxy Materials to all stockholders who have not previously elected to receive a printed set of proxy materials. The Notice contains instructions on how to access our 2018 Proxy Statement and 2017 Annual Report, as well as how to vote either online, by telephone or in person for the Annual Meeting.
It is very important that your shares are represented and voted at the Annual Meeting. Please vote your shares by Internet or telephone, or, if you received a printed set of materials by mail, by returning the accompanying proxy card, as soon as possible to ensure that your shares are voted at the meeting. Further instructions on how to vote your shares can be found in our Proxy Statement.
Thank you for your support of our company.

Sincerely yours,
Rex D. Geveden
President & Chief Executive Officer

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, please take a few minutes now to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on May 4, 2018.

The proxy statement and annual report are available on the Internet at www.proxyvote.com.
The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:

•	the date, time and location of the meeting;

•	a list of the matters intended to be acted on and our recommendations regarding those matters;

•	any control/identification numbers that you need to access your proxy card; and

•	information about attending the meeting and voting in person.

BWX TECHNOLOGIES, INC.
800 Main Street, 4th Floor
Lynchburg, Virginia 24504
____________________________________________________
NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
____________________________________________________
The 2018 Annual Meeting of Stockholders of BWX Technologies, Inc., will be held at the Craddock Terry Hotel, Riverside Foyer, 1312 Commerce Street, Lynchburg, Virginia 24504, on Friday, May 4, 2018, at 9:30 a.m. Eastern Time, in order to:

(1)	elect Jan A. Bertsch, James M. Jaska and Kenneth J. Krieg as Class II directors of our Board of Directors;

(2)	hold an advisory vote on the compensation of our named executive officers;

(3)	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018; and

(4)	transact such other business as may properly come before the meeting or any adjournment thereof.
If you were a stockholder as of the close of business on March 12, 2018, you are entitled to vote at the meeting and at any adjournment thereof.
Instead of mailing a printed copy of our proxy materials, including our 2017 Annual Report, to each stockholder of record, we are providing access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on March 23, 2018, we mailed the Notice of Internet Availability of Proxy Materials (the “Notice”), or our proxy statement if you previously elected to receive a printed copy of the materials, to all stockholders of record as of March 12, 2018 and posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. The Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
If you previously elected to receive a printed copy of the materials, we have enclosed a copy of our 2017 Annual Report to Stockholders with this notice and proxy statement.
Your vote is important. Please vote your proxy promptly so your shares can be represented, even if you plan to attend the Annual Meeting. You can vote by Internet, by telephone, in person or by requesting a printed copy of the proxy materials and using the enclosed proxy card.

By Order of the Board of Directors,

JAMES D. CANAFAX
Corporate Secretary
March 23, 2018

2018 PROXY STATEMENT SUMMARY

2018 PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:30 a.m. Eastern Time, May 4, 2018

Place	Craddock Terry Hotel Riverside Foyer 1312 Commerce Street Lynchburg, Virginia 24504

Record Date	March 12, 2018

Voting	Stockholders as of the record date are entitled to vote. Each share of our common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Attendance	All stockholders as of the record date and their duly appointed proxies may attend the meeting.

MEETING AGENDA AND VOTING MATTERS

Proposal		Board Vote Recommendation	Page Reference (for more detail)
1	Election of three Class II directors	FOR EACH NOMINEE	4
2	Advisory vote on the compensation of our named executive officers	FOR	22
3	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018	FOR	63
Your vote is important. Please vote your proxy promptly so your shares can be represented, even if you plan to attend the 2018 annual meeting of stockholders (the "Annual Meeting"). You can vote by Internet at www.proxyvote.com, by telephone at 1-800-690-6903, by requesting a printed copy of the proxy materials and using the enclosed proxy card or in person.

PROPOSAL 1: DIRECTOR NOMINEES
The Board of Directors has nominated three Class II directors to serve a three-year term expiring in 2021. Director nominees are elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election of directors. However, our Board of Directors has adopted a majority voting policy, which provides that any nominee for director in an uncontested director election who receives a greater number of votes “withheld” from his or her election than votes “for” such election (even if he or she is properly elected under our bylaws) must promptly tender a letter of resignation for consideration by our Board of Directors. Our Board of Directors must then act to accept or reject this letter within 90 days following the certification of the stockholder vote at our Annual Meeting. Our Board of Directors has determined that Ms. Bertsch and Messrs. Jaska and Krieg are independent. The following table provides summary information about each director nominee.

2018 PROXY STATEMENT (i)

2018 PROXY STATEMENT SUMMARY

Nominee	Age	Director Since	Principal Occupation	Committee(s)
Jan A. Bertsch	61	2013
•  Chief Financial Officer, Owens-Illinois, Inc.
•  Former Executive Vice President and Chief Financial Officer, Sigma-Aldrich Corporation
•  Former Vice President and Principal Accounting Officer, Borg Warner, Inc.
				• Audit and Finance — Chair • Compensation
James M. Jaska	67	2016
•  President, Valiant Integrated Services LLC
•  Former Director, President, Government for AECOM (formerly AECOM Technology Corporation)
•  Former President, Chief Financial Officer and Treasurer, Tetra Tech, Inc.
				• Governance — Chair • Safety and Security
Kenneth J. Krieg	57	2016	• Founder and Principal, Samford Global Strategies • Former Under Secretary of Defense for Acquisition, Technology and Logistics, as well as a variety of other roles with the Department of Defense	• Compensation • Governance
Ms. Bertsch and Messrs. Jaska and Krieg attended at least 75% of the meetings of the Board of Directors and of the committees on which they each served during 2017.
2017 BOARD AND COMMITTEE MEETING SUMMARY

	Members	Independence	Meetings
Board of Directors	11	82%	9
Audit and Finance Committee	4	100%	5
Compensation Committee	4	100%	6
Governance Committee	5	100%	5
Safety and Security Committee	4	100%	5

 2017 COMPANY PERFORMANCE HIGHLIGHTS

•	Consolidated revenue was up 8.8% to $1.69 billion compared to the prior year, and all segment-level revenue guidance was achieved.

•	Operating income and Non-GAAP operating income increased 29.1% and 12.7%, respectively, compared to the prior year.

•	Earnings per share and Non-GAAP earnings per share were $1.47 and $2.05, respectively, an increase of 16.5% on a Non-GAAP basis compared to the prior year.

* Please refer to Appendix A, "Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results," for a reconciliation of adjusted results, including adjusted operating income and adjusted earnings per share, to reported results for 2016 and 2017.

(ii) 2018 PROXY STATEMENT

2018 PROXY STATEMENT SUMMARY

•	BWXT completed the integration of GE Hitachi Nuclear Energy Canada Inc. joint venture acquired in December 2016, now known as BWXT Nuclear Energy Canada Inc.

•	Year-ending backlog as of December 31, 2017 was a near-record $4 billion.

•	Announced the transition of John A. Fees from Executive Chairman to Non-Executive Chairman and the retirement of Robert W. Goldman from the Board, both effective at the Annual Meeting.

2017 TOTAL STOCKHOLDER RETURN
Our achievements in 2017 resulted in significant value creation for our stockholders. The following graph depicts the cumulative total stockholder return of BWXT for the one, three and five years ended December 31, 2017 relative to those of the S&P 500 Index, the S&P Aerospace and Defense Select Index ("S&P A&D Select") and our custom compensation peer group for 2017 (listed on page 39).
1-Year, 3-Year and 5-Year Total Shareholder Return as of December 31, 2017(1)

(1)
Measured by dividing (i) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the applicable share price at the end and the beginning of the measurement period by (ii) the share price at the beginning of the measurement period. Results for the compensation peer group do not include B/E Aerospace, which was acquired in April 2017.

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We hold an annual stockholder vote on executive compensation and are asking our stockholders to approve an advisory resolution for 2017 compensation. In 2017, we received the support of our stockholders with over 96% of the votes cast in favor of our executive compensation program. We encourage stockholders to read the Compensation Discussion and Analysis section of this proxy statement, which provides a review of our compensation philosophy and how that philosophy was implemented in 2017. We believe that our executive compensation is reasonable and provides appropriate incentives to our executives to achieve results that we expect to drive stockholder value without encouraging excessive risk taking in business decisions.

TRANSITION OF EXECUTIVE CHAIRMAN
In December 2017, we announced that Mr. Fees, our Executive Chairman, would be transitioning to the role of Non-Executive Chairman of the Board, effective at the Annual Meeting, as part of the Board's organization development and succession planning process. In connection with Mr. Fees’ transition to Non-Executive Chairman, he and the Company entered into a Transition Agreement, dated December 14, 2017. The Transition Agreement provides for certain compensation and benefits (in addition to certain other accrued benefits) for Mr. Fees through the Annual Meeting (the "Resignation Date"). In addition, the Transition Agreement amended Mr. Fees’ equity awards under our 2010 Long Term Incentive Plan that remain outstanding on the Resignation Date to allow for (i) awards of time-vested restricted stock units to vest immediately upon the Resignation Date, and (ii) awards of performance restricted stock units to continue to vest on the vesting dates set forth in the applicable award agreements. See "Section 4: Other Benefits and Practices — Transition of Executive Chairman" of our Compensation Discussion and Analysis on page 36 for additional information.

2018 PROXY STATEMENT (iii)

2018 PROXY STATEMENT SUMMARY

PROPOSAL 3: RATIFICATION OF AUDITORS
Our Board of Directors has ratified the decision of the Audit and Finance Committee to appoint Deloitte & Touche LLP (“Deloitte”) to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2018. We are asking our stockholders to ratify this appointment. Below is summary information of Deloitte’s fees for fiscal years 2017 and 2016 services.

Service	2017	2016
Audit	$2,636,000	$2,386,185
Audit-Related	—	—
Tax	40,400	40,000
All Other	2,695	2,600
Total	$2,679,095	$2,428,785

(iv) 2018 PROXY STATEMENT

GENERAL INFORMATION

GENERAL INFORMATION
The Board of Directors (the “Board”) of BWX Technologies, Inc. ("BWXT," the "Company," "we" or "us") has made these materials available to you over the Internet or, upon your request, has mailed you a printed version of these materials in connection with our 2018 Annual Meeting of Stockholders (the "Annual Meeting"), which will take place on May 4, 2018. We mailed the Notice of the Annual Meeting (or Proxy Statement if you requested a hard copy) to our stockholders on March 23, 2018, and our proxy materials were posted on the website referenced in the Notice on that same date.
We have sent or provided access to the materials to you because our Board is soliciting your proxy to vote your shares at our Annual Meeting. We will bear all expenses incurred in connection with this proxy solicitation. We have engaged Alliance Advisors to assist in the solicitation for a fee of $24,000. In addition, our officers and employees may solicit your proxy by telephone, by facsimile transmission or in person, and they will not be separately compensated for such services. We solicit proxies to give all stockholders an opportunity to vote on matters that will be presented at the Annual Meeting. In this proxy statement, you will find information on these matters, which is provided to assist you in voting your shares. If your shares are held through a broker or other nominee (i.e., in “street name”) and you have requested printed versions of these materials, we have requested that your broker or nominee forward this proxy statement to you and obtain your voting instructions, for which we will reimburse them for reasonable out-of-pocket expenses. If your shares are held through the Thrift Plan for Employees of BWXT and Participating Subsidiary and Affiliated Companies (our “Thrift Plan”) and you have requested printed versions of these materials, the trustee of that plan has sent you this proxy statement and you should instruct the trustee on how to vote your Thrift Plan shares.
VOTING INFORMATION
RECORD DATE AND WHO MAY VOTE
Our Board selected March 12, 2018 as the record date for determining stockholders entitled to vote at the Annual Meeting. This means that if you were a registered stockholder with our transfer agent and registrar, Computershare Trust Company, N.A., on the record date, you may vote your shares on the matters to be considered at the Annual Meeting. If your shares were held in street name on that date, you should refer to the instructions provided by your broker or nominee for further information. They are seeking your instructions on how you want your shares voted. Brokers holding shares in street name can vote those shares on routine matters if the beneficial owner has not provided voting instructions at least 10 days before a meeting. Under the rules of the New York Stock Exchange, the election of directors and the advisory vote on compensation of our named executive officers are not considered routine matters. That means that brokers may not vote your shares in the election of directors or on the advisory vote on compensation of our named executive officers if you have not given your broker specific instructions as to how to vote and your shares will not be represented in those matters. Please be sure to give specific voting instructions to your broker.
On the record date, 99,636,496 shares of our common stock were outstanding. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the meeting.
HOW TO VOTE
Most stockholders can vote by proxy in three ways:

•	by Internet at www.proxyvote.com;

•	by telephone; or

•	by mail.
If you are a stockholder of record, you can vote your shares by voting by Internet, telephone, mailing in your proxy or in person at the Annual Meeting. You may give us your proxy by following the instructions included in the Notice or, if you received a printed version of these proxy materials, in the enclosed proxy card. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials through the instructions in the Notice. If you vote using either telephone or the Internet, you will save us mailing expense.
By giving us your proxy, you will be directing us how to vote your shares at the meeting. Even if you plan to attend the meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the meeting. If you do attend the meeting, you can change your vote at that time, if you then desire to do so.

2018 PROXY STATEMENT 1

VOTING INFORMATION

If you are the beneficial owner of shares held in street name, the methods by which you can access the proxy materials and give the voting instructions to the broker or nominee may vary. Accordingly, beneficial owners should follow the instructions provided by their brokers or nominees to vote by Internet, telephone or mail. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials as instructed by the Notice. If you want to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information. Additionally, the availability of Internet or telephone voting depends on the voting process used by the broker or nominee that holds your shares.
You may receive more than one Notice or proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions for all of your accounts to vote all your shares.
HOW TO CHANGE YOUR VOTE OR REVOKE YOUR PROXY
For stockholders of record, you may change your vote or revoke your proxy by written notice to our Corporate Secretary at our corporate headquarters, 800 Main Street, 4th Floor, Lynchburg, Virginia 24504, granting a new later dated proxy, submitting a later dated vote by telephone or on the Internet, or by voting in person at the Annual Meeting. Unless you attend the meeting and vote your shares in person, you should change your vote using the same method (by Internet, telephone or mail) that you first used to vote your shares. This will help the inspector of election for the meeting verify your latest vote.
For beneficial owners of shares held in street name, you should follow the instructions in the information provided by your broker or nominee to change your vote or revoke your proxy. If you want to change your vote as to shares held in street name by voting in person at the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds those shares for you.
QUORUM
The Annual Meeting will be held only if a quorum exists. The presence at the meeting, in person or by proxy, of holders of a majority of our outstanding shares of common stock as of the record date will constitute a quorum. If you attend the meeting or vote your shares by Internet, telephone or mail, your shares will be counted toward a quorum, even if you abstain from voting on a particular matter. Shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter are called “broker non-votes” and will count for quorum purposes.
PROPOSALS TO BE VOTED ON
We are asking you to vote on the following:

•	the election of Jan A. Bertsch, James M. Jaska and Kenneth J. Krieg as Class II directors;

•	an advisory vote on the compensation of our named executive officers (“Named Executives”); and

•	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018.

VOTE REQUIRED
In the election of directors proposal, you may vote “FOR” all director nominees or withhold your vote for any one or more of the director nominees. Under our bylaws, director nominees are elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election of directors. Withheld votes will have no effect on the vote's outcome. Additionally, broker non-votes with respect to the election of directors will have no effect on the vote's outcome and do not count as votes cast. This means that the individuals nominated for election to the Board who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. However, our Board has adopted a majority voting policy, which provides that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “FOR” such election (even if he or she is properly elected under our bylaws) must promptly tender a letter of resignation for consideration by our Board. The Board must then act to accept or reject this letter within 90 days following the certification of the stockholder vote at our Annual Meeting.
For the proposal on executive compensation, you may vote “FOR” or “AGAINST” or abstain from voting. This proposal requires the affirmative vote of a majority of the shares of our common stock present in person or

2 2018 PROXY STATEMENT

VOTING INFORMATION

represented by proxy at the Annual Meeting and entitled to vote on the matter in order to be adopted. Abstentions are counted for purposes of determining a quorum and are considered present and entitled to vote on this proposal. As a result, abstentions have the effect of an “AGAINST” vote. Broker non-votes will not be considered as entitled to vote on this proposal, even though they are considered present for purposes of determining a quorum and may be entitled to vote on other matters. As a result, broker non-votes will not have any effect on this proposal.
For the proposal to ratify the appointment of Deloitte, you may vote “FOR” or “AGAINST” or abstain from voting. This proposal requires the affirmative vote of a majority of the shares cast on the matter. Abstentions will not be considered as cast and, as a result, will not have any effect on the proposal.
HOW VOTES ARE COUNTED
For stockholders of record, all shares represented by the proxies will be voted at the Annual Meeting in accordance with instructions given by the stockholders. Where a stockholder returns their proxy and no instructions are given with respect to a given matter, the shares will be voted: (1) “FOR” the election of the Class II directors; (2) “FOR” the approval of the compensation of our Named Executives; (3) “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm; and (4) in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting. If you are a stockholder of record and you do not return your proxy, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
For beneficial owners of shares held in street name, the brokers, banks, or nominees holding shares for beneficial owners must vote those shares as instructed. Absent instructions from you, brokers, banks and nominees may vote your shares only as they decide as to matters for which they have discretionary authority under the applicable New York Stock Exchange rules. A broker, bank or nominee does not have discretion to vote on the election of directors or approval of the compensation of our Named Executives. If you do not instruct your broker, bank or nominee how to vote on those matters, no votes will be cast on your behalf on the election of directors or the advisory vote on executive compensation. Your broker will be entitled to vote your shares in its discretion, absent instructions from you, on the ratification of the appointment of Deloitte as our independent registered public accounting firm. Any shares of our common stock held in the Thrift Plan that are not voted or for which Vanguard does not receive timely voting instructions, will be voted in the same proportion as the shares for which Vanguard receives timely voting instructions from other participants in the Thrift Plan.
We are not aware of any other matters that may be presented or acted on at the meeting. If you vote by signing and returning the enclosed proxy card or using the Internet or telephone voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the meeting.
CONFIDENTIAL VOTING
All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:

•	to meet any legal requirements;

•	in limited circumstances such as a proxy contest in opposition to our Board;

•	to permit independent inspectors of election to tabulate and certify your vote; or

•	to adequately respond to your written comments on your proxy card.

2018 PROXY STATEMENT 3

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS
Our board of directors is currently comprised of the eleven members identified in the table below. Our Certificate of Incorporation provides for the classification of our Board into three classes, with the term of one class expiring each year. Our Board has adopted a policy that no director may serve on the Board for more than 10 years. See “Corporate Governance — Governance Committee — Director Nomination Process” for more information on this policy.

Name	Class	Year Term Expires
Jan A. Bertsch	Class II	2018
Robert W. Goldman*	Class II	2018
James M. Jaska	Class II	2018
Kenneth J. Krieg	Class II	2018
John A. Fees	Class III	2019
Robb A. LeMasters	Class III	2019
Richard W. Mies	Class III	2019
Rex D. Geveden	Class I	2020
Robert L. Nardelli	Class I	2020
Barbara A. Niland	Class I	2020
Charles W. Pryor, Jr.	Class I	2020
* Mr. Goldman is retiring from the Board at the Annual Meeting and is not standing for re-election.
The term of office of our Class II directors will expire at this year’s Annual Meeting. The current Class II directors are Jan A. Bertsch, Robert W. Goldman, James M. Jaska and Kenneth J. Krieg. In December 2017, Mr. Goldman notified the Board of his intention to retire upon the expiration of his current term as a Class II director at the Annual Meeting. Ms. Bertsch has served on our Board since her appointment in June 2013.  Messrs. Jaska and Krieg were appointed to the Board in September 2016 upon their identification as potential nominees by a third-party search firm. Both are standing for election for the first time at the Annual Meeting. Accordingly, on the nomination of our Board following the recommendation of the Governance Committee, Ms. Bertsch and Messrs. Jaska and Krieg will each stand for election as a Class II director for a term of three years. Each nominee has consented to serve as a director if elected.
Unless otherwise directed, the persons named as proxies on the enclosed proxy card intend to vote “FOR” the election of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by our Board. However, we are not aware of any circumstances that would prevent any of the nominees from serving.
The table below highlights the qualifications, competency and experience of each member of our Board that contributed to the Board’s determination that each individual is uniquely qualified to serve on the Board. This high-level summary is not intended to be an exhaustive list of each nominee’s skills or contributions.

Competency / Experience	Geveden	Bertsch	Fees	Goldman	Jaska	Krieg	LeMasters	Mies	Nardelli	Niland	Pryor
Executive / Operating	ò	ò	ò	ò	ò	õ	ò	ò	ò	ò	ò
Government, Nuclear or Manufacturing Industry	ò	ò	ò	õ	ò	ò	ò	ò	ò	õ	ò
Financial / Strategic / M&A	ò	ò	õ	ò	ò	ò	õ	õ	ò	ò	ò
Technology / Scientific	ò	õ				õ		ò			ò
Risk / Crisis Management	ò	ò	õ	ò	õ	õ		ò	õ	ò	ò
Safety and Environmental	ò		ò	õ	õ			ò	õ		õ
Security and Information Technology	ò	ò	ò	õ	ò	õ		õ	õ	õ	õ
Governance / Business Conduct	õ	õ	ò	ò	ò	ò	ò	ò	ò	õ	õ
International	ò	ò	õ	ò	ò	ò	õ		õ	õ	ò
Other Current Public Company Boards	0	1	1	0	0	0	0	1	0	0	1
ò= Competency; õ= Experience

4 2018 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Set forth below and on the following pages is certain information (ages are as of the Annual Meeting) with respect to each nominee for election as a director and each director of our Company who will continue to serve as a director after this year’s Annual Meeting, including the specific experience, qualifications and skills considered by the Governance Committee and/or the Board in assessing the appropriateness of the person to serve as a director.
2018 NOMINEES

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Ms. Bertsch has held numerous advisory roles in the academic, technological, and major manufacturing industries. With more than 35 years of experience, Ms. Bertsch brings extensive corporate finance, strategic planning, restructuring and international experience to our Board. The depth and breadth of her professional career in the life science, automotive and manufacturing industries, with a keen focus on operational enhancements, cost reduction strategies and revenue generation for Fortune 500 and Fortune 1000 companies, make her a valuable addition to the Board.

Professional Highlights:
•
Ms. Bertsch has served as Chief Financial Officer of Owens-Illinois, Inc., a Fortune 500 manufacturer of glass and packaging products, since November 2015.
•
Previously, Ms. Bertsch served as the Executive Vice President and Chief Financial Officer of Sigma-Aldrich Corporation, a leading life science and high technology company, from March 2012 to October 2015.
•
Before joining Sigma-Aldrich, Ms. Bertsch served as Vice President, Controller and Principal

Accounting Officer of Borg Warner, Inc., from August 2011 to February 2012 and as Vice President and Treasurer from December 2009 to July 2011.
•
Prior to that, Ms. Bertsch spent several years as Senior Vice President, Treasurer and Chief Information Officer for Chrysler Group, LLC, and Chrysler LLC, where she worked proactively with a number of constituents to determine a solution to Chrysler’s long-term viability.
•
Ms. Bertsch has served as a member of the Board of Directors of Meritor, Inc. since September 2016.

JAN A. BERTSCH Age 61

Director since 2013

Committees: Audit and Finance — Chair Compensation

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Jaska's leadership background with large technology and government services operations provides our Board with a key external perspective on our operations, customers and other stakeholders relevant to our businesses.

Professional Highlights:
•
Mr. Jaska currently serves as President of Valiant Integrated Services LLC, a position he has held since January 2016.
•
Previously, Mr. Jaska served in a variety of roles of increasing responsibility with AECOM (formerly AECOM Technology Corporation) over a 10-year period, including President, Government (2013-2014), President of Americas & Government (2011-2013), Division Executive Vice President (2009-2011), Group Chief Executive, Government Group (2005-2009) and Consultant (2004-2005).
•
Mr. Jaska also held several positions with Tetra Tech, Inc., a global provider of professional technical services in engineering, applied sciences, resource management and infrastructure, including President and Director (2003-2004), President, Chief Financial Officer

and Treasurer (2001-2003), Executive Vice President, Chief Financial Officer and Treasurer (2000-2001) and as Vice President, Chief Financial Officer and Treasurer (1994-2000).
•
Mr. Jaska has also held leadership roles with Alliant Techsystems, Inc., Honeywell, Inc. and Ecolab.
•
He holds a master's degree and a bachelor's degree from Western Illinois University.

JAMES M. JASKA Age 67

Director since 2016

Committees: Governance — Chair Safety and Security

2018 PROXY STATEMENT 5

PROPOSAL 1: ELECTION OF DIRECTORS

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Krieg has significant experience overseeing major research, development and procurement programs for the U.S. Department of Defense. His background provides our Board of Directors with valuable insight into acquisition priorities and considerations of the U.S. Government, our single largest customer.

Professional Highlights:
•
Mr. Krieg has served as the founder and Principal of Samford Global Strategies, a consulting practice focused on helping clients lead and manage through periods of strategic change, since 2007.
•
Previously, Mr. Krieg served as the Under Secretary of Defense for Acquisition, Technology and Logistics from June 2005 to July 2007, in which role he was responsible for advising the Secretary of Defense on all matters relating to the Department of Defense acquisition system, research and development, advanced technology, developmental test and evaluation, production, logistics, installation management, military construction, procurement, environmental security, nuclear, chemical and biological matters.

•
Mr. Krieg has also served in a variety of U.S. Department of Defense roles, including as Special Assistant to the Secretary and Director for Program Analysis & Evaluation and Executive Secretary of the Senior Executive Council, and served as Vice President and General Manager of International Paper Realty Inc.
•
Mr. Krieg also worked in a number of defense and foreign policy assignments in Washington, DC, including positions at the White House, on the National Security Council Staff, and in the Office of the Secretary of Defense.
•
He served on the Board of Directors of Tempus Applied Solutions Holdings, Inc. from April 2014 to December 2016, and on the Board of Directors of API Technologies, Inc. from August 2011 to April 2016.

KENNETH J. KRIEG Age 57

Director since 2016

Committees: Compensation Governance

Our Board recommends that stockholders vote “FOR” the nominees named above.

6 2018 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

OTHER CURRENT DIRECTORS

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Geveden has extensive leadership and technical experience overseeing commercial manufacturing operations for publicly traded companies and high-consequence technology programs for the U.S. government. This experience, combined with his strategic vision, make him a valuable contributor to our Board of Directors.

Professional Highlights:
•
Mr. Geveden currently serves as President and Chief Executive Officer since January 1, 2017, and also served as our Chief Operating Officer from October 2015 until December 2016.
•
Previously, Mr. Geveden was Executive Vice President at Teledyne Technologies Incorporated ("Teledyne"), a provider of electronic subsystems and instrumentation for aerospace, defense and other uses. There he led two of Teledyne's four operating segments since 2013, and concurrently served as President of Teledyne DALSA, Inc., a Teledyne subsidiary, since 2014. Mr. Geveden also served as President and Chief Executive Officer of Teledyne Scientific and Imaging, LLC (2011 to 2013) and President of both Teledyne Brown Engineering, Inc. and Teledyne's Engineered Systems Segment (2007 to 2011).

•
Mr. Geveden is a former Associate Administrator of the National Aeronautics and Space Administration ("NASA"), where he was responsible for all technical operations within the agency's $16 billion portfolio and served in various other positions with NASA in a career spanning 17 years.
•
Mr. Geveden has been nominated to serve on the board of directors of TTM Technologies, Inc.

REX D. GEVEDEN Age 57

Director since 2017

President, Chief Executive Officer and Director

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Nardelli has over 40 years of global operating and financial experience, including with large publicly traded manufacturing companies. This experience combined with his past service on the board of directors of several other publicly traded companies provides a meaningful perspective to our Board.

Professional Highlights:
•
Mr. Nardelli is the Founder and CEO of XLR-8, LLC, an investment and consulting company, which he formed in 2012.
•
He has also served as a Senior Advisor at Emigrant Savings Bank since August 2015, and formerly served as Senior Advisor to the founder of Cerberus Capital Management, L.P. (“Cerberus”), a private equity firm, and held several senior positions with Cerberus and Cerberus Operations and Advisory Company, LLC from 2007 to August 2015.

•
Mr. Nardelli served as Chairman and CEO of Chrysler LLC from 2007 until 2009 and served as Chairman, President and CEO of The Home Depot, Inc. from 2000 to 2007.
•
Previously, Mr. Nardelli held several senior executive positions with General Electric Company.
•
Mr. Nardelli has served on the boards of directors of The Home Depot (2000-2007), The Coca-Cola Company (2002-2005), Chrysler LLC (2007-2009) and Pep Boys – Manny, Moe and Jack (March 2015 – February 2016).

ROBERT L. NARDELLI Age 69

Director since 2014

Committees: Audit and Finance Safety and Security

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Ms. Niland has over 30 years of financial and operations experience with ship building and manufacturing operations for the U.S. Navy. Her tenure in senior financial leadership roles with one of our publicly traded peer companies provides our Board with valuable perspectives on our industry.

Professional Highlights:
•
Ms. Niland most recently served as Corporate Vice President and Chief Financial Officer of Huntington Ingalls Industries, Inc. (March 2011 to March 2016), a Fortune 500 shipbuilding company for the U.S. Navy and Coast Guard that was spun off from Northrop Grumman Corporation in 2011.
•
Previously at Northrop Grumman, Ms. Niland served in a variety of roles of increasing responsibility over a career spanning over 30 years, including as President and Chief Financial officer, Shipbuilding; Division Vice President and Chief Financial Officer and Division Vice President - Finance.
• Ms. Niland holds a master's degree from the University of Maryland University College and a bachelor's degree from Towson University.
BARBARA A. NILAND Age 59

Director since 2016

Committees: Audit and Finance Compensation — Chair

2018 PROXY STATEMENT 7

PROPOSAL 1: ELECTION OF DIRECTORS

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Pryor is an engineer with extensive leadership experience with nuclear manufacturing, public utilities and international operations. Through his former service as Chairman and CEO of Westinghouse Electric Company, as well as on the board of directors of Urenco USA, DTE Energy and Progress Energy, Inc., among other leadership roles, he is able to bring valuable industry perspectives to our Board.

Professional Highlights:
•
Mr. Pryor is the former Chairman of Urenco USA, a division of Urenco Ltd. based in Stoke, England, where he served on the board of directors from January 2003 until December 2014.
•
He is a member of the Board of Directors of DTE Energy Company and a former director of Progress Energy, Inc.
•
Mr. Pryor is the former Chairman and CEO of Westinghouse Electric Company. While at Westinghouse, he led the company’s growth to over $2 billion in annual revenue with employment of over 10,000 people.

•
Previously, he spent 25 years with BWXT, including serving as a President of the Company’s Nuclear Power Division and CEO of B&W Nuclear Technologies until retiring and starting his own management consulting business.
•
In 1993, Mr. Pryor was named the State of Virginia’s “Outstanding Industrialist.” Additionally, French President Francois Mitterand presented Mr. Pryor with the very distinguished Chevalier de ‘Ordre Nationale de Merit for developing business relationships between the United States and France.

CHARLES W. PRYOR, JR. Age 73

Director since 2015

Committees: Safety and Security

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Goldman has an extensive background in corporate finance and accounting for public companies, as well as governance and operations. While serving as Chief Financial Officer of Conoco, Inc., Mr. Goldman played vital roles in the initial public offering and split-off of Conoco, Inc. from DuPont and the subsequent merger of Conoco and Phillips Petroleum. As a member of our Board, he offers valuable public company board experience and significant knowledge specific to the energy industry. Mr. Goldman’s service on the boards of other public and non-public companies also provides a substantial benefit as he serves on the Board’s Governance Committee and as our Lead Independent Director.

Professional Highlights:
•
Mr. Goldman is a financial consultant. He is currently a member of the board of directors of FGR Development, a Mexico City private equity company.
•
Previously, he served as an elected Vice President, Finance of the World Petroleum Council from 2002 to 2008.
•
Mr. Goldman chaired the accounting committee of the American Petroleum Institute and was a member of the boards of directors of the following companies: McDermott International (2005 to 2010), El Paso Corporation (2003 to 2012), The Babcock & Wilcox Company (2010 to 2014), Parker Drilling Company (2005 to 2015), Gulf Indonesia Resources Ltd. (2000 to 2002), Tesoro Corporation (2004 to 2017) and Tesoro Logistics LP (2015 to 2017).
•
Mr. Goldman is a former member of Financial Executives International and former EPIC advisory board member.

•
Mr. Goldman was employed at Conoco Inc., an international, integrated energy company and predecessor to ConocoPhillips, from 1988 until 2002, holding a range of financial and IT roles, including Senior Vice President and Chief Financial Officer, and serving as a member of the executive committee.
•
Prior to joining Conoco, Mr. Goldman was employed at DuPont. Positions there included a range of finance and operational roles across the company’s many domestic and international businesses.
•
Mr. Goldman holds a master’s degree in finance from the University of Chicago’s Booth Graduate School of Business and a bachelor’s degree in economics from Kenyon College.

ROBERT W. GOLDMAN* Age 76

Director since 2015

Committees: Governance Lead Independent Director
* Mr. Goldman will be retiring from the Board at the Annual Meeting.

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Fees has critical expertise in government businesses, management of international businesses, development of technology, and nuclear technology. He served as the Chief Executive Officer and director of McDermott, our former parent company, and maintains key relationships important to our business. He has led initiatives to acquire key assets for the company, divest under-performing businesses, and create significant shareholder value in the BWXT operating businesses. All of these attributes make him well qualified to serve as Executive Chairman of the Board of BWXT.

Professional Highlights:
•
Mr. Fees is the Executive Chairman of our Board of Directors and has served in that capacity since the June 2015 spin-off of our Power Generation business.
•
Previously, he served as our non-Executive Chairman since July 2010.
•
From October 2008 to July 2010, he was Chief Executive Officer and a director of our former parent company, McDermott, where he led the company and McDermott’s board through the separation of the company into two publicly traded companies by the spin-off of BWXT to McDermott’s shareholders.
•
Prior to becoming McDermott’s Chief Executive Officer in 2008, Mr. Fees led a distinguished career at BWXT for over 31 years. During his time with BWXT, Mr. Fees held numerous management and executive positions within BWXT when it was a McDermott subsidiary.
•
Mr. Fees serves on the board of directors of Brookfield Infrastructure Partners.

JOHN A. FEES Age 60 Executive Chairman

Director since 2010

8 2018 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. LeMasters’ extensive experience in capital markets, financial analysis and mergers and acquisitions allows him to provide valuable resources and perspectives to our Board.

Professional Highlights:
•
Mr. LeMasters is a Managing Director at Blue Harbour, L.P., a multi-billion dollar investment firm, a position he has held since 2011.
•
Prior to joining Blue Harbour Group, he was a Founding Partner of Theleme Partners from 2009 to September 2011.
•
Mr. LeMasters has also served as a Partner at The Children’s Investment Fund (TCI) from 2008 to 2009 and a Vice President in the Relative Value/Event-Driven Group at Highbridge Capital Management from 2005 to 2008.

•
Mr. LeMasters began his career as an analyst at Morgan Stanley & Co. in the Mergers and Acquisitions Group and subsequently joined Forstmann Little & Co. as an analyst.
•
Mr. LeMasters earned his B.S. from the University of Pennsylvania in 1999 and his M.B.A. from the Harvard Business School in 2005.

ROBB A. LEMASTERS Age 40

Director since 2015

Committees: Audit and Finance Compensation

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Admiral Mies’ distinguished leadership as the senior operational commander of the U.S. Submarine Force and Commander in Chief of U.S. Strategic Command, his extensive business experience at a company providing scientific and engineering applications for national security, energy, and environment, as well as his service on advisory boards to the Department of Defense and Department of Energy, provide an extensive and unique understanding of the U.S. government, our single largest customer.

Professional Highlights:
•
Admiral Mies completed a distinguished 35-year career in the U.S. Navy in 2002. A nuclear submariner, he commanded U.S. Strategic Command for four years prior to his retirement.
•
He subsequently served as a Senior Vice President and Deputy Group President of Science Applications International Corporation (SAIC) from 2002 until 2007 and also served as the President and Chief Executive Officer of Hicks and Associates, a wholly owned subsidiary of SAIC.
•
Since 2007, he has served as the CEO and President of The Mies Group, Ltd. a consulting firm that provides strategic planning and risk assessment advice and assistance to clients on international security, energy, defense, and maritime issues. He served as the Chairman of the Department of Defense Threat Reduction

Advisory Committee from 2004 to 2010.
•
He presently serves as the Chairman of the Strategic Advisory Group for U.S. Strategic Command, and previously served as Chairman of the Board of the Naval Submarine League (moved to Emeritus status in May 2016) and previously served as a member of the Secretary of Energy Advisory Board.
•
He is a member of the Committee on International Security and Arms Control of the National Academy of Sciences, the Boards of Governors of Los Alamos National Laboratory (LANL) and Lawrence Livermore National Laboratory (LLNL), and the U.S. Naval Academy Foundation and the U.S. Naval Institute.
•
He has also been a member of the board of directors of Exelon Corporation since 2009 and served as a director of McDermott from August 2008 to July 2010.

RICHARD W. MIES Age 73

Director since 2010

Committees: Governance Safety and Security — Chair

2018 PROXY STATEMENT 9

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE
We maintain a corporate governance section on our website, which contains copies of our principal governance documents. The corporate governance section may be found at www.bwxt.com at “Investors — Corporate Governance.” The corporate governance section includes the following documents:

•	Amended and Restated Bylaws

•	Corporate Governance Principles

•	Code of Business Conduct

•	Code of Ethics for Chief Executive Officer and Senior Financial Officers

•	Board of Directors Conflict of Interest Policies and Procedures

•	Audit and Finance Committee Charter

•	Compensation Committee Charter

•	Governance Committee Charter

•	Safety and Security Committee Charter
DIRECTOR INDEPENDENCE
The Board has established categorical standards, which conform to the independence requirements in the New York Stock Exchange (“NYSE”) listing standards, to assist it in determining director independence. These standards are contained in the Corporate Governance Principles found on our website at www.bwxt.com under “Investor Relations — Corporate Governance.”
Based on these independence standards, our Board has determined that the following directors are independent and meet our categorical standards:

• Jan A. Bertsch	• Richard W. Mies
• Robert W. Goldman	• Robert L. Nardelli
• James M. Jaska	• Barbara A. Niland
• Kenneth J. Krieg	• Charles W. Pryor, Jr.
• Robb A. LeMasters
In determining the independence of the directors, our Board considered ordinary course transactions between us and other entities with which the directors are associated. Those transactions are described below, although none were determined to constitute a material relationship with us. Although Mr. Pryor has no current relationship with BWXT except as a director and stockholder, he is a former member of the board of directors of Progress Energy, Inc., which merged with Duke Energy Corp., with which we have transacted business in the ordinary course during the last three years. Mr. Nardelli is a former chairman and chief executive of an entity with which we transacted business in the ordinary course during the past three years. Admiral Mies serves as a director of an entity with which we transact business in the ordinary course. Admiral Mies also serves on the board for two limited liability companies in which we own minority interests, but which we do not control or have the right to appoint board members. Our Board also considered unsolicited contributions by us to charitable organizations with which the directors were associated. Admiral Mies serves as a director of a charitable organization to which we made contributions between 2015 and 2017 in the usual course of our annual giving programs.
The Board also determined that Messrs. Fees and Geveden, who serve as executives of the Company, are not independent directors. Accordingly, nine of eleven (82%) of our directors are independent in compliance with our Corporate Governance Guidelines which require a majority of independent directors.
BOARD FUNCTION, LEADERSHIP STRUCTURE AND EXECUTIVE SESSIONS
The mission of our Board is to promote the best interests of the Company’s stockholders through oversight of the management of the Company’s business and affairs.
The independent directors of our Board have appointed a Lead Independent Director, who has the following responsibilities:

•	presides over all Board meetings at which the Chairman is not present and all executive sessions attended only by independent directors;

•	serves as liaison between the independent directors, on the one hand, and the Chief Executive Officer and the Executive Chairman, on the other;

10 2018 PROXY STATEMENT

CORPORATE GOVERNANCE

•	reviews and approves the Board meeting agendas and meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	advises the Executive Chairman regarding the quality, quantity and timeliness of information sent by management to the directors;

•	has the authority to call meetings of the independent directors; and

•	if requested by major stockholders, ensures that he is available for consultation and direct communication.
Our independent directors meet in executive session without management on a regular basis.
Our Board of Directors is classified into three classes, which are elected for three-year terms. We believe this structure is in the best interests of the Company and its stockholders given the nature of our business. We have several long-term contracts with the U.S. Government, including the U.S. Department of Energy, National Nuclear Security Administration and the Naval Nuclear Propulsion Program. This U.S. Government business was 81%, 87% and 88% of our total consolidated revenues in fiscal years 2017, 2016 and 2015, respectively. We believe maintaining stability and continuity of our Board's strategy and leadership is critical to our relationship with our U.S. Government customers. In addition, given the sensitive and classified nature of our business with the U.S. Government, ten of our eleven directors have individual security clearances. Maintaining continuity of this board oversight is critical to our business. As a result, we believe our classified Board permits a long-term strategic focus that (i) aligns with the U.S. Government customers' development and planning processes, (ii) ensures stability and continuity in our governance structure, and (iii) results in long-term shareholder returns.
Our Board does not have a policy requiring that the positions of Chairman and Chief Executive Officer be separate or be occupied by the same individual. Our Board believes that this is properly addressed as part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination on these matters when it elects a new Chief Executive Officer or appoints a new Chairman of the Board or at other times. Currently, the roles are separate, with Mr. Fees serving as our Executive Chairman and Mr. Geveden as our Chief Executive Officer. In December 2017, we announced Mr. Fees' transition to Non-Executive Chairman at the Annual Meeting. Our Board believes that this leadership structure is appropriate for us at this time because it allows Mr. Fees and Mr. Geveden to share responsibility for setting our strategic direction and communicating with our stockholders and other stakeholders, while also allowing Mr. Geveden to have additional focus on our day-to-day operations. This leadership structure also allows Mr. Fees, who has over 30 years of experience with our company and prior public company board service, to set the Board’s agenda, in coordination with our Lead Independent Director, and lead the Board in its oversight of management.
THE ROLE OF THE BOARD IN SUCCESSION PLANNING
The Board believes effective succession planning, particularly for the Chief Executive Officer, is important to the continued success of the Company. As a result, the Board regularly reviews and discusses succession planning during executive sessions of Board meetings. The Governance Committee assists the Board in the area of succession planning, in particular, with respect to succession planning for the Chief Executive Officer. From time to time, the Board also retains an executive search firm as part of its normal succession planning function.
THE ROLE OF THE BOARD IN RISK OVERSIGHT
As part of its oversight function, the Board monitors various risks that we face. We maintain an enterprise risk management program administered by our Risk Management group. The program facilitates the process of reviewing key external, strategic, operational and financial risks as well as monitoring the effectiveness of risk mitigation. Information on the enterprise risk management program is presented to senior management and the Board on a regular basis. The Audit and Finance Committee further assists the Board in fulfilling its oversight responsibility in the areas of financial reporting and by meeting periodically with management to review financial risk exposures and discuss BWXT’s policies and guidelines concerning risk assessment and risk management. The Compensation Committee also assists the Board with this function by assessing risks associated with our compensation programs in consultation with management and its outside compensation consultant. The Safety and Security Committee assists the Board by assessing risks associated with various operational risks, including safety, security, environmental and cybersecurity risks. The Chief Information Officer provides regular updates to the Safety and Security Committee regarding cybersecurity risks. The Governance Committee assists the Board by assessing risks associated with corporate governance. The following diagram provides a summary of the risk allocation among the Board and its Committees.

2018 PROXY STATEMENT 11

CORPORATE GOVERNANCE

STOCKHOLDER ENGAGEMENT ON GOVERNANCE MATTERS
We conducted a stockholder engagement program since our 2017 annual meeting of stockholders and have reached out to stockholders holding approximately 50% of our outstanding shares to discuss, among other topics, environmental, social, governance and compensation matters.
COMMUNICATION WITH THE BOARD
Stockholders or other interested persons may send written communications to the independent members of our Board, addressed to Board of Directors (independent members), c/o BWX Technologies, Inc., Corporate Secretary’s Office, 800 Main Street, 4th Floor, Lynchburg, Virginia 24504. All such communications shall be forwarded to the independent directors for their review, except for communications that (1) are unrelated to the Company’s business, (2) contain improper commercial solicitations, (3) contain material that is not appropriate for review by the Board based upon the Company’s Bylaws and the established practice and procedure of the Board, or (4) contain other improper or immaterial information. Information regarding this process is posted on our website at www.bwxt.com under “Investors — Corporate Governance.”

BOARD OF DIRECTORS AND ITS COMMITTEES
Our Board met nine times during 2017. All directors attended at least 75% of the meetings of the Board and of the committees on which they served during the time they served on the Board in 2017. In addition, as reflected in our Corporate Governance Principles, we have adopted a policy that each member of our Board must make reasonable efforts to attend our Annual Meeting. All of our current directors, who were directors at the time, attended our 2017 Annual Meeting of Stockholders.
Our Board currently has, and appoints the members of, standing Audit and Finance, Compensation, Governance, and Safety and Security Committees of the Board.  Each of the standing committees has a written charter approved by the Board. The current charter for each standing Board committee is posted on our website at www.bwxt.com under “Investors — Corporate Governance.”
The current members of the committees are identified below. NYSE listing standards require that all members of our Audit and Finance, Compensation, and Governance Committees be independent. Our Board has affirmatively determined that each member of such committees is independent in accordance with the NYSE listing standards.

12 2018 PROXY STATEMENT

CORPORATE GOVERNANCE

Audit and Finance Committee
Our Audit and Finance Committee’s role is financial and risk oversight. Our management is responsible for preparing financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. The Audit and Finance Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent registered public accounting firm’s work.

The Audit and Finance Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The committee, among other things, also reviews and discusses our audited financial statements with management and the independent registered public accounting firm. The committee provides oversight of (1) our compliance with legal and regulatory financial requirements; (2) our guidelines, policies and processes to assess and manage the company’s exposure to risks in general, including financial risks; and (3) our financial strategies and structure. In addition, the Audit and Finance Committee exercises general oversight of BWXT’s ethics and compliance program.

The Audit and Finance Committee also reviews and oversees financial policies and financial strategies, mergers, acquisitions, financings, liabilities, investment performance of our pension plans and the capital structures of BWXT and its subsidiaries. Generally, the Audit and Finance Committee has responsibility over many activities involving up to $25 million. For activities involving amounts over $25 million, the Audit and Finance Committee will review the activity and make a recommendation to the Board.

Our Board has determined that Mses. Bertsch and Niland and Messrs. LeMasters and Nardelli are each "financially literate" as defined by the NYSE and each qualify as an “audit committee financial expert” within the definition established by the Securities and Exchange Commission (“SEC”). For more information on the backgrounds of these directors, see their biographical information under “Proposal 1: Election of Directors” above.

MEETINGS IN 2017: 5
COMMITTEE MEMBERS: Ms. Bertsch Mr. LeMasters Mr. Nardelli Ms. Niland COMMITTEE CHAIR: Ms. Bertsch INDEPENDENT MEMBERS: 4

2018 PROXY STATEMENT 13

CORPORATE GOVERNANCE

Compensation Committee

The Compensation Committee has overall responsibility for our executive and non-employee director compensation plans, policies and programs. The Compensation Committee also oversees the annual evaluation of our Executive Chairman and Chief Executive Officer in conjunction with the Governance Committee.

The Compensation Committee regularly reviews the design of our significant compensation programs with the assistance of its compensation consultant. We believe our compensation programs work to retain and to motivate our employees at appropriate levels of business risk, which risks are generally mitigated through some of the following features:

•
Reasonable and Balanced Compensation Programs — Using the elements of total direct compensation, the Compensation Committee seeks to provide compensation opportunities for employees targeted at or near the median compensation of comparable positions in our market. As a result, we believe the total direct compensation of employees provides reasonable compensation opportunities with an appropriate mix of cash and equity, annual and longer-term incentives, and performance metrics.

•
Emphasis on Long-Term Incentive Over Annual Incentive Compensation — Long-term incentive compensation, to the extent awarded, typically makes up a larger percentage of an employee’s target total direct compensation than annual incentive compensation. Incentive compensation helps drive performance and align the interests of employees with those of stockholders. By tying a significant portion of total direct compensation to long-term incentives, typically over a three-year period, we promote longer-term perspectives regarding company performance.

•
Long-Term Incentive Compensation Subject to Forfeiture for Bad Acts — The Compensation Committee may terminate any outstanding stock award if the recipient (1) is convicted of a misdemeanor involving fraud, dishonesty or moral turpitude or a felony, or (2) engages in conduct that adversely affects or may reasonably be expected to adversely affect the business reputation or economic interests of the Company.

•
Most Annual and Long-Term Incentive Compensation Subject to Clawbacks — Since 2011, incentive compensation awards include provisions allowing us to recover excess amounts paid to individuals who knowingly engaged in a fraud resulting in a restatement.

•
Linear and Capped Incentive Compensation Payouts — The Compensation Committee establishes financial performance goals that are used to plot a linear payout formula for annual and long-term incentive compensation to avoid an over-emphasis on short-term decision making. The maximum payout for both the annual and long-term incentive compensation is capped at 200% percent of target.

•
Use of Multiple and Appropriate Performance Measures — We use multiple performance measures to avoid having compensation opportunities overly weighted toward the performance result of a single measure. In general, our incentive programs are based on a mix of financial, safety and individual performance.
MEETINGS IN 2017: 6

COMMITTEE MEMBERS:*
Ms. Bertsch
Mr. Krieg
Mr. LeMasters
Ms. Niland

COMMITTEE CHAIR:**
Ms. Niland

INDEPENDENT MEMBERS: 4

 * Messrs. Pryor and Nardelli served as Committee members for calendar year 2017. Effective March 2, 2018, Messrs. Pryor and Nardelli transitioned off the Committee, and Ms. Bertsch and Mr. Krieg were appointed to the Committee.

** Mr. Pryor served as Chair of the Committee for the calendar year 2017. Effective March 2, 2018, Ms. Niland was appointed Chair of the Committee.

14 2018 PROXY STATEMENT

CORPORATE GOVERNANCE

Compensation Committee (continued)

•  Stock Ownership Guidelines — Our executive officers and directors are subject to stock ownership guidelines that help to promote longer-term perspectives and align the interests of our executive officers and directors with those of our stockholders.

The Compensation Committee administers our Executive Incentive Compensation Plan (the “EICP”), under which it awards annual cash-based incentive compensation to our officers based on the attainment of annual performance goals. Our Compensation Committee approves, among other things, the target EICP compensation, as well as the financial and safety goals for each officer. The Committee also approves individual goals for EICP compensation for our Chief Executive Officer and Executive Chairman. Our Executive Chairman and Chief Executive Officer establish EICP individual goals for the Presidents of principal operating groups and other executive officers. The Compensation Committee also administers our 2010 Long-Term Incentive Plan (as amended, the “2010 LTIP”), and may delegate some of its duties (other than awards to directors under the 2010 LTIP) to our Chief Executive Officer or other senior officers.

The Board has determined that each member of the Compensation Committee is (1) independent, as independence for compensation committee members is defined by the NYSE, (2) a "non-employee director" for purposes of Section 16b-3 of the Exchange Act, and (3) an "outside director" for purposes of 162(m) of the Internal Revenue Code.

The Compensation Committee has the authority to retain, terminate, compensate and oversee any compensation consultant or other advisors to assist the committee in the discharge of its responsibilities. Since November 2010, the Compensation Committee has engaged Korn Ferry Hay Group (“Hay Group”) as its outside compensation consultant. For 2017, Hay Group assisted the Compensation Committee with:

•  advice and analysis on the design, structure and level of executive and director compensation;

•  review of market survey and proxy compensation data for benchmarking;

•  advice on external market factors and evolving compensation trends; and

•  assistance with regulatory compliance and changes regarding compensation matters.

Hay Group attends the Compensation Committee meetings, including executive sessions. Although Hay Group works with our management on various matters for which the Compensation Committee is responsible, our management does not direct or oversee the retention or activities of Hay Group.

Following a review of the independence of Hay Group, the Compensation Committee concluded that no conflict of interest exists with respect to the work of Hay Group. The Compensation Committee retained Hay Group as its outside consultant for executive and director compensation matters for 2017. See the “Compensation Discussion and Analysis” and “Compensation of Executive Officers” sections of this proxy statement for information about our 2017 executive officer compensation, including a discussion of the role of the compensation consultant.

2018 PROXY STATEMENT 15

CORPORATE GOVERNANCE

Compensation Committee (continued)
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Except as noted below, no director who served as a member of the Compensation Committee during the year ended December 31, 2017 (Ms. Niland and Messrs. Pryor, Nardelli and LeMasters) (1) was during such year, or had previously been, an officer or employee of BWXT or any of our subsidiaries, except for Mr. Pryor, who retired from our company in 1995, or (2) had any material interest in a transaction of BWXT or a business relationship with, or any indebtedness to, BWXT. None of our executive officers have served as members of a compensation committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer serving as a member of our Board.

Governance Committee

This committee, in addition to other matters, has overall responsibility to (1) establish and assess director qualifications; (2) recommend nominees for election to our Board; and (3) oversee the annual evaluation of our Board and management, including the Executive Chairman and Chief Executive Officer, in conjunction with our Compensation Committee. This committee will consider individuals recommended by stockholders for nomination as directors in accordance with the procedures described under “Stockholders’ Proposals.” This committee also assists our Board with management succession planning and director and officer insurance coverage.

DIRECTOR NOMINATION PROCESS

Our Governance Committee is responsible for assessing the qualifications, skills and characteristics of candidates for election to the Board. In making this assessment, the Governance Committee generally considers a number of factors, including each candidate’s:
•
professional and personal experiences and expertise in relation to (1) our businesses and industries and (2) the experiences and expertise of other Board members;
•
integrity and ethics in his/her personal and professional life;
•  professional accomplishments in his/her field;
•  personal, financial or professional interests in any competitor, customer or supplier of ours;
•  preparedness to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and any other personal or professional commitments that would, in the Governance Committee’s sole judgment, interfere with or limit his or her ability to do so;
•  willingness to apply for and ability to obtain and retain an appropriate Department of Defense or Department of Energy security clearance; and
•  ability to contribute positively to the Board and any of its committees.
MEETINGS IN 2017: 5

COMMITTEE MEMBERS:*
Mr. Goldman
Mr. Jaska
Mr. Krieg
Admiral Mies

COMMITTEE CHAIR:**
Mr. Jaska

INDEPENDENT MEMBERS: 5

* Ms. Bertsch served as a Committee member for calendar year 2017. Effective March 2, 2018, she transitioned off the Committee.

** Mr Goldman served as Chairman of the Governance Committee through December 31, 2017. Mr. Jaska was appointed Chairman effective January 1, 2018.

16 2018 PROXY STATEMENT

CORPORATE GOVERNANCE

Governance Committee (continued)

The Board recognizes the benefits of a diversified board and believes that any search for potential director candidates should consider diversity as to gender, ethnic background, education, viewpoint and personal and professional experiences.

In 2015, our Board approved amendments to our Bylaws in connection with the spin-off of our former Power Generation business to provide that (1) a person shall not be nominated for election or reelection to our Board if such person will have served as a director for 10 years prior to the date of election or re-election (as measured from the date of the Bylaw amendment, July 1, 2015) and (2) any director who attains 10 years of service during his or her term shall be deemed to have resigned and retired at the first annual meeting following his or her attainment of 10 years of service as a director.

The Governance Committee solicits ideas for possible candidates from a number of sources — including members of the Board, our Chief Executive Officer and other senior level executive officers, individuals personally known to the members of the Board and independent director candidate search firms.

In addition, any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws. See “Stockholders’ Proposals” in this proxy statement and our Bylaws, which may be found on our website at www.bwxt.com at “Investors — Corporate Governance.”

The Governance Committee will evaluate properly identified candidates, including nominees recommended by stockholders. The Governance Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from the experience of incumbent directors on the Board. Although the Governance Committee will consider candidates identified by stockholders, the Governance Committee has sole discretion whether to recommend those candidates to the Board.

Safety and Security Committee
Our Board established this Committee effective January 1, 2017. This committee has general oversight responsibility regarding the safety and security of our business operations with specific focus on safety, security, regulatory and environmental matters. In the performance of its responsibilities, the Committee reviews reports and information from management and others. In addition, the Safety and Security Committee is responsible for overseeing and assessing the risks associated with the Company's cybersecurity program. The Safety and Security Committee has the authority to engage outside consultants or other advisers to assist it in the discharge of its responsibilities.

MEETINGS IN 2017: 5

COMMITTEE MEMBERS:*
Admiral Mies
Mr. Jaska
Mr. Nardelli
Mr. Pryor

COMMITTEE CHAIR:
Admiral Mies

INDEPENDENT MEMBERS: 4

* Mr. Krieg served as a Committee member for calendar year 2017. Effective March 2, 2018, Mr. Krieg transitioned off the Committee, and Mr. Nardelli was appointed to the Committee.

2018 PROXY STATEMENT 17

COMPENSATION OF DIRECTORS

COMPENSATION OF DIRECTORS
The table below summarizes the compensation earned by or paid to our non-employee directors only for services as a member of our Board for the year ending December 31, 2017. The Compensation Committee of our Board, in coordination with its independent compensation consultant, conducts an annual benchmarking analysis of our Board's non-employee director compensation utilizing the custom peer group selected as our secondary benchmark for executive compensation purposes. Following this analysis in 2017, our Board, upon the recommendation of the Compensation Committee, determined to leave the 2017 compensation for non-employee directors unchanged after giving consideration to director refreshment and recruitment factors, except for the addition of an annual retainer for the chair of the Safety and Security Committee, which was formed on January 1, 2017. See "Fees Earned or Paid in Cash" below.
Directors who are also our employees do not receive any compensation for their service as directors. For information regarding the compensation of our employee directors, see “Compensation of Executive Officers” on the following pages.
DIRECTOR COMPENSATION TABLE FOR 2017

Name of Non-Employee Director	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3)	Total
Jan A. Bertsch	$110,000	$119,968	$6,431	$236,399
Robert W. Goldman	130,000	119,968	—	249,968
James A. Jaska	90,000	119,968	1,790	211,758
Kenneth J. Krieg	90,000	119,968	1,790	211,758
Robb A. LeMasters	90,000	119,968	4,442	214,410
Richard W. Mies	105,000	119,968	13,316	238,284
Robert L. Nardelli	90,000	119,968	6,431	216,399
Barbara A. Niland	90,000	119,968	—	209,968
Charles W. Pryor, Jr.	105,000	119,968	2,346	227,314

(1)	See “Fees Earned or Paid in Cash” below for a discussion of the amounts reported in this column.

(2)	See “Stock Awards” below for a discussion of the amounts reported in this column.

(3)	See “All Other Compensation” below for a discussion of the amounts reported in this column.

During 2017, non-employee director compensation generally consisted of cash and equity. The compensation of our non-employee directors under our current non-employee director compensation program is described in more detail below.
Fees Earned or Paid in Cash.  Under our current director compensation program, non-employee directors are eligible to receive an annual retainer of $90,000, paid in quarterly installments and pro-rated for partial terms.
The chairs of Board committees and the Lead Independent Director receive additional annual retainers, paid in quarterly installments as follows (pro-rated for partial terms):
The chair of the Audit and Finance Committee: $20,000;
The chair of each of the Compensation, Governance, and Safety and Security Committees: $15,000; and
The Lead Independent Director: $25,000.
Under our Supplemental Executive Retirement Plan (as amended and restated, “SERP”), directors may elect to defer the payment of up to 100% of their annual retainer and fees. Amounts elected to be deferred are credited as a bookkeeping entry into a notional account, which we refer to as a deferral account. The balance of a director’s deferral account consists of deferral contributions made by the director and hypothetical credited gains or losses attributable to investments elected by the director, or by our Compensation Committee if the director fails to make investment elections. Directors are 100% vested in their deferral accounts at all times. Ms. Bertsch, Admiral Mies and Messrs. Krieg, LeMasters and Nardelli elected to defer 100% of their retainer in 2017. No other director made a deferral election with respect to their retainer in 2017. Amounts reported in the Director Compensation Table include amounts deferred in 2017.

18 2018 PROXY STATEMENT

COMPENSATION OF DIRECTORS

Stock Awards.  In addition to the cash payments provided to our directors, each non-employee director was entitled to receive a number of restricted stock units equal to $120,000 (prorated by quarter for partial terms) divided by the closing price of our common stock on the grant date, rounded down to the nearest whole share. The awards of restricted stock units were granted under our 2010 Long-Term Incentive Plan as amended and restated (the “2010 LTIP”) and vested immediately on the date of grant. As a result, all of our non-employee directors own stock in our company.
The amounts reported in the “Stock Awards” column represent the grant date fair value computed in accordance with FASB ASC Topic 718. Grant date fair values are determined using the closing price of our common stock on the date of grant. Each non-employee director received an annual equity grant of 2,396 shares on May 4, 2017 with a grant date fair value of $119,968 based on the closing price of $50.07 per share. There were no unvested stock awards or unexercised option awards (whether or not exercisable) held by the non-employee directors as of December 31, 2017. No option awards were granted to directors in 2017.
Under our 2010 LTIP, directors may elect to defer payment of all or a portion of their stock awards. Ms. Bertsch, Admiral Mies and Messrs. Jaska, Krieg, LeMasters, Nardelli and Pryor each elected to defer 100% of their 2017 stock awards. Amounts reported in the Director Compensation Table include amounts deferred in 2017.

All Other Compensation. The amounts listed in this column represent the value of dividend equivalents credited to vested restricted stock units that have been deferred pursuant to the terms of the 2010 LTIP. Dividend equivalents credited to deferred restricted stock units are subject to the same deferral period as the restricted stock units with respect to which the dividend equivalents are paid.

2018 PROXY STATEMENT 19

NAMED EXECUTIVE PROFILES

NAMED EXECUTIVE PROFILES
The following profiles provide summary information regarding the experience of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers who were employed by BWXT as of December 31, 2017. The Named Executive profiles provide biographical information, including age as of the Annual Meeting.

Professional Highlights:
•
Mr. Geveden currently serves as President and Chief Executive Officer since January 1, 2017, and also served as our Chief Operating Officer from October 2015 until December 2016.
•
Previously, Mr. Geveden was Executive Vice President at Teledyne Technologies Incorporated ("Teledyne"), a provider of electronic subsystems and instrumentation for aerospace, defense and other uses. There he led two of Teledyne's four operating segments since 2013, and concurrently served as President of Teledyne DALSA, Inc., a Teledyne subsidiary, since 2014. Mr. Geveden also served as President and Chief Executive Officer of Teledyne Scientific and Imaging, LLC (2011 to 2013) and President of both Teledyne Brown Engineering, Inc. and Teledyne's Engineered Systems Segment (2007 to 2011).

•
Mr. Geveden is a former Associate Administrator of NASA, where he was responsible for all technical operations within the agency's $16 billion portfolio and served in various other positions with NASA in a career spanning 17 years.
•
Mr. Geveden has been nominated to serve on the board of directors of TTM Technologies, Inc.

REX D. GEVEDEN Age 57

Tenure with BWXT: 3 years

President, Chief Executive Officer and Director

Professional Highlights:
•
Mr. Black was appointed as Senior Vice President and Chief Financial Officer upon the completion of our spin-off in June 2015 and prior to that served as our Vice President and Chief Accounting Officer since July 2010.
•
Previously, Mr. Black served as our Vice President and Controller (2007 to 2010) and Vice President and Controller of our Government Group (2003 to 2007).

•
He joined BWXT in 1991 as General Accounting Manager for the Nuclear Environmental Services Division. Other positions he held with BWXT include Financial Services Manager for the ASD Service Center Division, Controller for BWXT Federal Services, Inc., and Controller for BWXT Services, Inc.

DAVID S. BLACK Age 56

Tenure with BWXT: 27 years

Senior Vice President and Chief Financial Officer

Professional Highlights:
•
Mr. Fees is the Executive Chairman of our Board of Directors and has served in that capacity since the June 2015 spin-off. Previously, he served as our non-Executive Chairman since July 2010.
•
From October 2008 to July 2010, he was Chief Executive Officer and a director of McDermott, our former parent company, where he led the company and McDermott’s board through the separation of the company into two publicly traded companies by the spin-off of BWXT to McDermott’s shareholders.

•
Prior to becoming McDermott’s Chief Executive Officer in 2008, Mr. Fees led a distinguished career at BWXT for over 31 years. During his time with BWXT, Mr. Fees held numerous management and executive positions within BWXT when it was a McDermott subsidiary.
•
Mr. Fees serves on the board of directors of Brookfield Infrastructure Partners.

JOHN A. FEES Age 60

Tenure with BWXT: 39 years (including as a non-employee director)

Executive Chairman

20 2018 PROXY STATEMENT

NAMED EXECUTIVE PROFILES

Professional Highlights:
•
Mr. Canafax currently serves as Senior Vice President and General Counsel since July 2010, and, except for a period from August 2012 to May 2013, as our Corporate Secretary. Mr. Canafax has also served as our Chief Compliance Officer since 2013.
•
Previously, Mr. Canafax served as Assistant General Counsel - Transactions and Compliance at McDermott International, Inc. from 2007 until 2010.

•
Prior to our spin-off from McDermott, Mr. Canafax had been affiliated with McDermott since July 2001, where he served in various positions in the legal department.
•
Previously Mr. Canafax was an attorney with a New Orleans, Louisiana law firm.

JAMES D. CANAFAX Age 47

Tenure with BWXT: 16 years

Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Professional Highlights:
•
Mr. Henry has served as the President of our subsidiary, BWXT Nuclear Operations Group, Inc. ("BWXT NOG"), overseeing our Nuclear Operations Group segment since June 2014 and prior to that time served as Chief Operating Officer of BWXT NOG.
•
Mr. Henry previously served as President of Nuclear Fuel Services, Inc., one of our subsidiaries, from 2011 to 2014.
•
He has more than 20 years of extensive management experience in engineering and nuclear operations.

•
Mr. Henry is a retired Two-Star Admiral with the U.S. Navy, where he developed and executed the Navy's personnel strategy as the Navy's Director of Personnel Plans & Policy.
•
He also served as Commander of the nation's east coast Trident Submarines and commanded two nuclear submarines: the USS Key West SSN 722 and the USS Kentucky SSBN 737.

Joseph G. Henry Age 69

Tenure with BWXT: 10 years

President, BWXT Nuclear Operations Group, Inc.

EXECUTIVE OFFICER PROFILES
Set forth below is the name, age as of the Annual Meeting, the principal positions held with BWXT or our subsidiaries, and other business experience information for each of our current executive officers other than our Named Executives. Unless otherwise indicated, all positions described below are positions with BWXT.
Jason S. Kerr, 41, has served as our Vice President and Chief Accounting Officer since our June 2015 spin-off. Previously, Mr. Kerr served as our Controller since April 2014, and as Assistant Controller since joining the Company in November 2010. Prior to joining the Company, Mr. Kerr served as a Senior Manager with Deloitte & Touche LLP, a public accounting firm. Mr. Kerr is a certified public accountant with significant experience serving multi-national corporations, primarily in the manufacturing industry.
Richard W. Loving, 62, has served as our Senior Vice President, Human Resources, since July 2016. Prior to joining BWXT, Mr. Loving served for 8 years as Senior Director, International Human Resources for McDermott International, Inc. ("McDermott"), responsible for the global delivery of human resources programs and services. He also served as Senior Director, Human Resources for the Middle East, India and Caspian regions for J. Ray McDermott, S.A. Dubai, U.A.E. and as McDermott's Global Director of Human Resources Business Services. Prior to joining McDermott, Mr. Loving held numerous management positions within BWXT for over 29 years when it was a McDermott subsidiary.

2018 PROXY STATEMENT 21

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking stockholders to approve an advisory resolution on our executive compensation as reported in this proxy statement. Our Board has adopted a policy to hold annual advisory votes on executive compensation.
It is our belief that our ability to hire, retain and motivate employees is essential to the success of the company and its stockholders. Therefore, we generally seek to provide reasonable and competitive compensation for our executives with a substantial portion in the form of performance-based compensation.

Accordingly, we submit the following resolution to stockholders at the Annual Meeting:
RESOLVED, that the stockholders of BWX Technologies, Inc. approve, on an advisory basis, the compensation of executives, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this proxy statement under the sections entitled “Compensation Discussion and Analysis” and “Compensation of Executive Officers.”

EFFECT OF PROPOSAL
Although the resolution to approve our executive compensation is non-binding, it serves as an opportunity for us, our Board and Compensation Committee to gain valuable stockholder feedback on our executive compensation decisions and practices. Even in years when the resolution is approved, the Board and Compensation Committee retain discretion to change executive compensation from time to time if they conclude that such a change would be in the best interests of the Company and its stockholders. Our Board and its Compensation Committee value the opinions of stockholders on important matters such as executive compensation and will carefully consider the results of this advisory vote when evaluating our executive compensation programs.

RECOMMENDATION AND VOTE REQUIRED
Our Board recommends that stockholders vote “FOR” the approval of executive compensation. The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of our shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Because abstentions are counted as present for purposes of the vote on this matter but are not votes “FOR” this proposal, they have the same effect as votes “AGAINST” this proposal. Broker non-votes will not have any effect on this proposal.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (the “CD&A”) provides detailed information and analysis regarding the compensation of our Named Executive Officers (our “Named Executives”) as reported in the Summary Compensation Table and other tables located in the “Compensation of Executive Officers” section of this proxy statement.
This CD&A is divided into four sections:
Section 1: Executive Summary. In this section, we highlight our company performance, key compensation decisions and outcomes during 2017.
Section 2: Compensation Structure. In this section, we review our 2017 compensation philosophy, elements and processes.
Section 3: Compensation Analysis and Outcomes. In this section, we review the elements of 2017 total direct compensation, including: annual base salary, annual incentive compensation and long-term incentive compensation.
Section 4: Other Benefits and Practices. In this section, we review perquisites, post-employment arrangements and other compensation-related practices.

22 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

SECTION 1: EXECUTIVE SUMMARY
2017 OPERATIONAL HIGHLIGHTS

•	Consolidated revenue was up 8.8% to $1.69 billion compared to the prior year, and all segment-level revenue guidance was achieved.

•	Operating income and Non-GAAP operating income increased 29.1% and 12.7%, respectively, compared to the prior year.

•	Earnings per share and Non-GAAP earnings per share were $1.47 and $2.05, respectively, an increase of 16.5% on a Non-GAAP basis compared to the prior year.

* Please refer to Appendix A, "Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results," for a reconciliation of adjusted results, including adjusted operating income and adjusted earnings per share, to reported results for 2016 and 2017.

•	BWXT completed the integration of GE Hitachi Nuclear Energy Canada Inc. joint venture acquired in December 2016, now known as BWXT Nuclear Energy Canada Inc.

•	Year-ending backlog as of December 31, 2017 was a near-record $4 billion.

•	Announced the transition of John A. Fees from Executive Chairman to Non-Executive Chairman and the retirement of Robert W. Goldman from the Board, both effective at the Annual Meeting.

2017 TOTAL STOCKHOLDER RETURN
Our achievements in 2017 resulted in significant value creation for our stockholders. The following graph depicts the cumulative total stockholder return of BWXT for the one, three and five years ended December 31, 2017 relative to those of the S&P 500 Index, the S&P Aerospace and Defense Select Index ("S&P A&D Select") and our custom compensation peer group for 2017 (listed on page 39).
1-Year, 3-Year and 5-Year Total Shareholder Return as of December 31, 2017(1)

(1)
Measured by dividing (i) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the applicable share price at the end and the beginning of the measurement period by (ii) the share price at the beginning of the measurement period. Results for the compensation peer group do not include B/E Aerospace, which was acquired in April 2017.

2018 PROXY STATEMENT 23

COMPENSATION DISCUSSION AND ANALYSIS

STOCKHOLDER ENGAGEMENT AND 2017 PLAN DESIGN
Our executive compensation plan for 2017 features the enhancements to our historical pay-for-performance approach that incorporates feedback from our stockholder outreach efforts and metrics designed to drive the performance of BWXT.  Following the spin-off of our former Power Generation business in June 2015 (the "spin-off"), we engaged directly with our stockholders on executive compensation, governance and other topics and continued this engagement directly with those stockholders who accepted our invitation to discuss these topics.
Based on feedback from our stockholders, our Compensation Committee returned to a market-based, pay-for-performance structure for our 2016 executive compensation program and also enhanced the performance-based components of the program. There were no changes made to the 2017 executive compensation program. Below are some of the key design attributes of BWXT's 2017 plan design.

Executive Compensation Plan Design
2016 Changes following the Spin-Off	2017 Design
Re-Instituted Performance RSUs; Eliminated Stock Options	Performance RSUs continue to comprise 60% of long-term incentive award opportunity
Financial Metrics for Performance-Based Long-Term Incentive Awards
Earnings per share and return on invested capital continue to be the preferred metric to align incentives with strategic initiatives to drive growth and promote capital management

Earnings per share performance metric continues to exclude the impact of Company share repurchases

Custom Peer Group(1)	Custom peer group established based on industry and size parameters of BWXT and regularly reviewed
Increased Financial Performance Weighting in Annual Incentive Program	Financial and individual performance weighting continue to be 80% and 10%, respectively, of the total award opportunity

(1)	See page [ ] of the Compensation Discussion and Analysis for additional information on how the Compensation Committee uses the Primary Benchmark and Secondary Benchmark Peer Groups.

The following describes the performance-based components of our 2017 program for our officers:

Financial Performance Metrics for Performance-Based RSUs	Financial Performance Metrics for Annual Incentive Awards
50% Earnings Per Share* 50% Return on Invested Capital	55% Operating Income 25% Free Cash Flow
*Excludes the impact of Company share repurchases

24 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee set our financial goals to achieve meaningful year-over-year growth in full-year operating income and free cash flow. Threshold performance under the operating income goals (described below) must be met for any payout to be made under the annual incentive plan.
ANNUAL INCENTIVE PLAN FINANCIAL METRICS AND GOALS FOR 2017 PERFORMANCE PERIOD
(80% of Pay-Out)

Metric (Weight)	Rationale	BWXT Business Unit	Threshold Goal 80% Performance 50% Payout	Target Goal 100% Performance 100% Payout	Maximum Goal 120% Performance 200% Payout	Actual
Operating Income (55%)	Our primary measure of profitability, which we believe is a strong driver of shareholder value	BWXT Consolidated	$239.2 million	$299.0 million	$358.8 million	$319.3 million(1)
Free Cash Flow (25%)	Supports strategic business plan to promote strong cash flow generation	BWXT Consolidated	$70.5 million	$88.1 million	$105.7 million	$117.6 million(1)

(1)	This result reflects a downward adjustment applied by our Compensation Committee to exclude the impact of an accrual reversal related to a favorable litigation outcome.

TRANSITION OF EXECUTIVE CHAIRMAN
In December 2017, we announced that Mr. Fees, our Executive Chairman, would be transitioning to the role of Non-Executive Chairman of the Board, effective at the Annual Meeting, as part of the Board's organization development and succession planning process. In connection with Mr. Fees’ transition to Non-Executive Chairman, he and the Company entered into a Transition Agreement, dated December 14, 2017. The Transition Agreement provides for certain compensation and benefits (in addition to certain other accrued benefits) for Mr. Fees through the Annual Meeting (the "Resignation Date"). In addition, the Transition Agreement amended Mr. Fees’ equity awards under our 2010 Long Term Incentive Plan that remain outstanding on the Resignation Date to allow for (i) awards of time-vested restricted stock units to vest immediately upon the Resignation Date, and (ii) awards of performance restricted stock units to continue to vest on the vesting dates set forth in the applicable award agreements. See "Section 4: Other Benefits and Practices — Transition of Executive Chairman" on page 36 for additional information.

2018 PROXY STATEMENT 25

COMPENSATION DISCUSSION AND ANALYSIS

STRONG COMPENSATION GOVERNANCE PRACTICES
The following are practices we follow to incentivize performance and foster strong corporate governance on our compensation program:

WHAT WE DO:	WHAT WE DON’T DO:
 ✓ Pay for Performance. Significant emphasis on incentive and performance-based compensation.
✓ Compensation program responsive to stockholder feedback. We seek stockholder input and perspective on our compensation program.
✓ Benchmarking to Similarly Sized Companies. We avoid benchmarking executive pay to oversized peers by utilizing data that is revenue regressed to account for our company size.
✓ Clawbacks. We can recover compensation under our annual and long-term incentive plans in various circumstances.
✓ “Double Trigger” cash severance in a change-in-control.
✓ Limited perquisites and tax reimbursements.
✓ Stock Ownership Requirements. We maintain robust requirements for our executives and board members.
✓ Independent Compensation Consultant.

 X  No Hedging or Pledging. We do not permit hedging or pledging of our securities by our officers/directors.
X  No Excise Tax Gross-ups. There are no tax gross-ups on change-in-control benefits.
X  No Employment Agreements for our Executive Officers.
X  No Excessive Risk-Taking in Our Incentive Compensation. Our annual and long-term incentive programs use multiple performance metrics and capped pay-outs and other features intended to minimize the incentive to take overly risky actions.
X  No guaranteed minimum pay-out for our annual or long-term performance-based awards.

26 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

SECTION 2: COMPENSATION STRUCTURE
PHILOSOPHY AND OBJECTIVES OF EXECUTIVE COMPENSATION
We seek to provide reasonable and competitive compensation to executives through programs structured to:

•	attract and retain well-qualified executives;

•	incent and reward short- and long-term financial and other company performance, as well as individual contributions; and

•	align the interests of our executives with those of our stockholders.
We also subscribe to a “pay-for-performance” philosophy when designing executive compensation. For us that means a substantial portion of an executive’s target compensation should be “at risk” and performance-based, where the value of one or more elements of compensation is tied to the achievement of pre-determined financial and/or other measures we consider important drivers in the creation of stockholder value.
Our compensation philosophy requires that a substantial portion of total compensation be designed to appropriately balance short- and long-term performance incentives to align our Named Executives’ interests with those of our stockholders.
ELEMENTS OF EXECUTIVE COMPENSATION
To support our compensation philosophy and objectives, our executive compensation program consists of the key elements identified in the graphs below. In addition to the elements of Total Direct Compensation, we also offer other benefits and practices to promote retention. See “Section 3: Other Benefits and Practices” on the following pages of this CD&A for additional information on these benefits and practices.
The Compensation Committee does not set a specific target allocation among the elements of total direct compensation; however, long-term incentive compensation typically represents the largest single element of target total direct compensation, and performance-based compensation constitutes the substantial majority of a Named Executive’s target total direct compensation, as demonstrated in the chart below.
The following chart and table reflect the key elements and proportion of each Named Executive’s target total direct compensation for 2017, the rationale for each element, and the financial performance metrics selected for our 2017 annual incentive awards. We typically use the term “Total Direct Compensation” to refer to an executive’s annual base salary, the dollar value of the executive’s target annual incentive award and the dollar value of the executive’s long-term incentive opportunity.

 2017 Total Direct Compensation

2018 PROXY STATEMENT 27

COMPENSATION DISCUSSION AND ANALYSIS

2017 TOTAL DIRECT COMPENSATION ELEMENTS

Element	Description	Primary Design Objectives
Base Salary	• Annual fixed cash compensation	• Attract and retain leadership talent
Annual Incentive
•
Pay-out based on 80% financial performance goals, 10% safety goals and 10% individual goals
•
Financial performance metrics (% of overall pay-out):
◦
operating income (55%) and
◦
free cash flow (25%)
•
Financial results determine payout multiplier
•
No pay-out unless at least threshold operating income goal is achieved
•
See below for discussion of financial performance metrics

•
Emphasize operating results by heavily weighting financial performance
•
Select financial performance metrics that align with strategic priorities
•
Align compensation with safety, which we view as a key component for the success of our business
•
Retain individual performance component to allow the exercise of negative discretion to differentiate among Named Executive performance

Long-Term Incentive	• Long-term incentive value allocated among the following mix of equity award types: ◦ 40% 3-year ratable vesting restricted stock units ◦ 60% 3-year cliff vesting performance restricted stock units
•
Align interest of executives with our stockholders
•
Promote executive focus on long-term company performance
•
Utilize performance metrics that management can impact and are meaningful drivers of long-term value creation

DETERMINING NAMED EXECUTIVE COMPENSATION
The following is a summary of responsibilities and data sources used by our Compensation Committee to determine our executive compensation program.

How Compensation Decisions Are Made
Our Compensation Committee
•
The Compensation Committee establishes the target total direct compensation of our executives and administers other benefit programs.
•
The committee reviews the design of the program and establishes the performance metrics and goals under the incentive programs.
•
The committee evaluates Company and individual performance outcomes and ensures the appropriate balance of performance metrics is used.

Compensation Planning Timeline
•
August 2016 – October 2016: Members of our management team and our Lead Independent Director engaged directly with our stockholders to discuss our compensation programs and governance practices.
•
October 2016 – January 2017: Stockholder feedback was reported at meetings of the committee; 2017 plan design alternatives and considerations were discussed and refined; 2016 performance results were monitored.
•
February 2017: The 2017 compensation plan design and performance goals were approved in February 2017.

28 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

How Our Compensation Committee Sets Annual and Long-Term Incentive Performance Goals
Determining Financial Goals
•
Our Compensation Committee strives to set financial performance goals that are rigorous enough to motivate our executives and our businesses to achieve meaningful increases over prior year results, but within reasonably obtainable parameters to discourage pursuit of excessively risky business strategies.
•
For our annual incentive plan, the committee set financial performance goals as follows:
◦
Operating Income (55%):  The committee set a target goal representing a 7.1% year-over-year increase following a bottoms-up operations and management review.
◦
Free Cash Flow (25%): The committee set the target goal based on the Company's 2017 free cash flow forecast.
•
The committee set our 2017 long-term incentive plan financial performance goals as follows:
◦
3-Year Cumulative Earnings Per Share (50%): The target goal was set to align with the Company's strategic plan and to drive towards mid to high range of external analyst guidance.
◦
Return on Invested Capital (50%):  The target goal was established to be higher than the average return on invested capital of our compensation peer group and historical internal target performance.

Determining Safety Goals
•
To promote rigor and continuous improvement in our safety goals, our committee set our primary safety goals, Total Recordable Incident Rate ("TRIR") and Days Away, Restricted or Transferred ("DART") to achieve a 5% improvement on the average of prior three years' results, while still incentivizing continuous improvement by capping safety performance payout at 1X if performance does not meet or exceed prior year's results.
•
For our third safety goal, EHS Business Plans ("EHS BP"), our committee established only a target performance goal, so that any result below target goal results in zero payout for EHS BP.

Resources and Advisers to Our Compensation Committee
Independent Outside Consultant (Korn Ferry Hay Group)
•
Provides the Compensation Committee with information and advice on the design, structure and level of executive and director compensation.
•
Attends Compensation Committee meetings, including executive sessions.
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Engaged and directed by the Compensation Committee.
•
Works directly with our Compensation Committee on executive compensation, including our Executive Chairman’s and Chief Executive Officer’s compensation.

Management
•
Our Human Resources department, in consultation with the Compensation Committee chair and Hay Group, prepares information for the Compensation Committee, including market data provided by Hay Group and recommendations of our Executive Chairman and Chief Executive Officer regarding compensation of other executives.
•
Our Executive Chairman, Chief Executive Officer and senior Human Resources personnel attend committee meetings and, as requested by the Compensation Committee, participate in deliberations on executive compensation (except in respect to their own compensation) and select executive sessions.

Stockholder Outreach and Stockholder Vote on Executive Compensation
•
We provide our stockholders with the opportunity to cast an annual advisory vote on the compensation of our Named Executives.
•
Over 96% of the votes cast at our 2017 annual meeting of stockholders on the executive compensation proposal were voted in favor of our executive compensation.
•
Although our stockholders expressed strong support for our executive compensation proposals in the past three years, members of our management team have conducted outreach programs with our stockholders in 2015, 2016 and again in 2017, to discuss executive compensation, corporate governance and other matters.
•
Our Compensation Committee considered stockholder feedback when selecting financial performance metrics and the mix of equity award vehicles. Our stockholder engagement efforts have informed our committee’s decision to eliminate stock options and to select return on invested capital as a long-term performance metric in 2016 and 2017.

2018 PROXY STATEMENT 29

COMPENSATION DISCUSSION AND ANALYSIS

How We Set Target Compensation
Target +/-15% of Median Compensation
•
We believe compensation is competitive at or near the median compensation paid for comparable positions.
•
We generally seek to set target compensation for each element of total direct compensation and in the aggregate at approximately +/-15% of the median compensation determined through benchmarking (referred to as “median” or “median range” in this CD&A).
•
The Compensation Committee may adjust a Named Executive’s target compensation, including setting it outside the median range, for a variety of reasons, including:
◦
performance;
◦
tenure;
◦
experience;
◦
succession planning;
◦
internal equity; and
◦
other factors or situations that are not typically captured by looking at standard market data.
•
Compensation actually earned by a Named Executive may be outside the median range targeted, depending on the achievement of performance goals, fluctuations in our stock price and/or satisfaction of vesting conditions.

How We Benchmark Total Direct Compensation
Primary Benchmark: Revenue-Regressed Hay Group Survey Data
•
Hay Group’s Industrial Executive Compensation Survey served as the Compensation Committee’s primary benchmark for setting the amount of executive compensation in 2017. References to “median range” are references to this survey data.
•
Hay Group applies revenue regression to the survey data to account for our company size relative to the organizations comprising the survey.
•
On an annual basis, Hay Group provides the Compensation Committee with an analysis comparing prior year executive target compensation to compensation for comparable positions at the 25th, 50th (median) and 75th percentiles using Hay Group survey data and, as applicable, data from public company proxy statements.
•
This survey represented Hay Group’s proprietary annual compensation survey tracking 2016 executive compensation from over 300 general industry organizations.
•
The component companies comprising the 2016 Hay Group survey are determined by Hay Group without input from the Compensation Committee.

Secondary Benchmark: Custom Peer Group Proxy Data
•
Proxy data from our custom peer group serves as a secondary, supplemental benchmark to the Hay Group Survey Data.
•
For our committee’s 2017 executive compensation review, this group consisted of 18 companies with whom we compete for executive talent from the aerospace and defense industry. The companies comprising our custom peer group for 2017 are listed at the end of this CD&A.
•
Compensation information from this group represented the actual, non-regressed 2015 compensation reported in 2016 publicly available Securities and Exchange Commission filings.
•
Because we compete with the custom peer companies for executive talent, the Compensation Committee reviewed the applicable proxy data when setting target compensation for our Named Executives, but it was not weighted in the determination of median compensation, except to the extent any of the Company’s custom peer companies were also a component company in Hay Group’s Industrial Executive Compensation Survey.
•
The committee also utilizes the custom peer group to benchmark the design of our incentive compensation.

30 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

SECTION 3: COMPENSATION ANALYSIS AND OUTCOMES
2017 TARGET TOTAL DIRECT COMPENSATION OVERVIEW
The chart below shows the 2017 target total direct compensation for each Named Executive. Except for Mr. Geveden and Mr. Canafax, the 2017 target total direct compensation for each of our Named Executives was within the survey range applicable to the executive.

2017 TARGET TOTAL DIRECT COMPENSATION

Named Executive	Annual Base Salary ($)	Annual Incentive ($)	Long-Term Incentive ($)	Target Total Direct Compensation ($)
Rex D. Geveden	700,000	630,000	2,300,000	3,630,000
David S. Black	450,000	270,000	600,000	1,320,000
John A. Fees	600,000	450,000	1,250,000	2,300,000
James D. Canafax	510,000	306,000	750,000	1,566,000
Joseph G. Henry	470,000	282,000	500,000	1,252,000

ANNUAL BASE SALARY
Our Compensation Committee generally reviews base salaries of our Named Executives on an annual basis with any adjustments to base salary effective April 1 of each year, with occasional reviews during the year to reflect promotions, increases in responsibilities or other compensation-related events. Set forth below are the base salaries for each of our Named Executives, as determined by the Compensation Committee based on its review of comparative market data for each Named Executive.
2017 ANNUAL BASE SALARY BENCHMARKING DATA

Named Executive	January 2017 Salary ($)	April 2017 Salary ($)	% Variance from Median (Survey)	% Variance from Median (Proxy)
Mr. Geveden	675,000	700,000	-23%	-17%
Mr. Black	390,000	450,000	11%	-3%
Mr. Fees	600,000	600,000	-18%	—
Mr. Canafax	500,000	510,000	22%	26%
Mr. Henry	460,000	470,000	3%	3%
ANNUAL INCENTIVE COMPENSATION
Overview and Design. We pay annual incentives to drive the achievement of key business results and to recognize individuals based on their contributions to those results. The Compensation Committee administers cash-based annual incentive compensation for our Named Executives through our Executive Incentive Compensation Plan (“EICP”), which was previously approved by our stockholders. The following provides details on the performance measures selected by our Compensation Committee for our 2017 annual incentive plan.

2018 PROXY STATEMENT 31

COMPENSATION DISCUSSION AND ANALYSIS

2017 EICP Performance Measures
Financial (80%) • Operating Income (55%) • Free Cash Flow (25%)
Rationale:  Operating Income is our primary measure of profitability, which we believe is a strong driver of shareholder value; Free Cash Flow promotes management focus on strong cash flow generation to support our balanced capital deployment strategy between dividends, mergers and acquisitions and share repurchases.

Key Features:  No pay-out unless at least threshold BWXT consolidated operating income performance goal is achieved; financial performance determines the maximum amount a Named Executive can earn.(1)

Pay-Out Calculation: Ranges from 0% - 200% based on achievement against goals; result is referred to as the “Financial Multiplier.”

Safety (10%) • TRIR (4%) • DART (4%) • EHS BP (2%)
Rationale:  Key component for the success of our business; TRIR and DART focus attention on day-to-day operational safety by measuring, respectively, (1) the rate of recordable workplace injuries, and (2) the severity of injuries; EHS BP promotes forward-looking focus on longer-term safety planning by requiring each operating entity to outline and define critical activities to be undertaken during the calendar year to continuously improve performance.

Key Features:  Safety “circuit breaker” limits safety result pay-out to 1X if TRIR and DART results met or exceeded target goals but did not improve on prior year results; target performance for TRIR and DART set at a 5% improvement over the average score of the prior three year period; no threshold performance for EHS BP metric, so any result below target goal results in zero payout for EHS BP; 2% threshold target for TRIR and DART.

Pay-Out Calculation:  Ranges from 0% - 100%, multiplied by the “Financial Multiplier;” referred to as the “Safety Performance Result.”

Individual (10%)
Rationale and Key Feature:  Allows our Executive Chairman and CEO (or the Compensation Committee, in the case of Messrs. Geveden and Fees) to differentiate incentive pay-outs among our Named Executives by exercising negative discretion on the target amount of each Named Executive’s individual performance component, based on the assessment of each Named Executive’s individual performance during 2017.[1]

Pay-Out Calculation:  Ranges from 0 - 100%, multiplied by the “Financial Multiplier;” referred to as the “Individual Performance Result.”

(1)
Mr. Black was also technically eligible for a discretionary adjustment to his individual performance weighting (between 0 and 20%) as a result of not being a “covered person” for purposes of Section 162(m) of the Internal Revenue Code. Although this adjustment could result in an award beyond the maximum amount determined by financial performance under the EICP, our practice is to not apply this discretionary adjustment to Mr. Black to be consistent with our other Named Executives. As a result of the recent passage of H.R. 1, the Tax Cuts and Jobs Act, on December 22, 2017, the role of chief financial officer going forward is a "covered person" for purposes of Section 162(m).

The Committee established the following financial performance goals for 2017.

2017 EICP Financial Goals
Metric (Weight)	BWXT Business Unit	Threshold Goal 80% of Target 50% Payout	Target Goal 100% of Target 100% Payout	Maximum Goal 120% of Target 200% Payout	Actual
Operating Income (55%)	BWXT Consolidated	$239.2 million	$299.0 million	$358.8 million	$319.3 million(1)
Free Cash Flow (25%)	BWXT Consolidated	$70.5 million	$88.1 million	$105.7 million	$117.6 million(1)

(1)	This result reflects a downward adjustment applied by our Compensation Committee to exclude the impact of an accrual reversal related to a favorable litigation outcome.
Regardless of the level of performance achieved, the Compensation Committee retains the right to decrease the amount of annual incentive compensation payable in its discretion.

32 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Summary of EICP Payments. The total payout percentage represents the combined results of applicable financial, individual and safety performance. The amount paid under the EICP for 2017 can be illustrated by the following formula:
Total Cash Award = Earnings from Salary  x  Target  %  x  Total Payout  % (0 – 200%)
The Total Payout % is the sum of the Financial Multiplier, Safety Performance Result and Individual Performance Result.
The following table indicates the amount earned under the EICP by our Named Executives based for the 2017 performance period (January 1 - December 31, 2017). For each Named Executive, the financial performance result (the Weighted Financial Performance Percentage) established the maximum eligible amount of EICP for 2017 (the Eligible Amount).
ANALYSIS OF 2017 EICP PAY-OUT

	Mr. Geveden	Mr. Black	Mr. Fees	Mr. Canafax	Mr. Henry
Earnings from Salary	$693,750	$435,000	$600,000	$507,500	$467,500
Target Percentage	90%	60%	75%	60%	60%
Weighted Financial Performance Percentage(1)	154.6%	154.6%	154.6%	154.6%	152.0%
Eligible Amount(2)	$965,284	$403,506	$695,700	$470,757	$426,360
Total 2017 EICP Pay-Out(3)	$939,309	$392,648	$676,980	$458,090	$406,388
Total 2017 Pay-Out Multiplier	150.4%	150.4%	150.4%	150.4%	144.9%

(1)
The financial performance for all Named Executives is based on BWXT consolidated financial results, except for Mr. Henry, for whom operating income is measured on the results for the Nuclear Operations Group.

(2)	Amounts may not foot due to rounding.
(3)	Amount is based upon financial, safety and individual performance results.
Analysis of Target Percentage.  The Compensation Committee set target percentages indicated in the table during its annual review of executive compensation in February 2017. The following table shows the 2017 target annual incentive compensation for each Named Executive based on the executive’s target percentage and projected 2017 earnings from salary, relative to his benchmark. The target percentages were not changed for the Named Executives in 2017, except for Mr. Geveden whose target increased from 80% as a result of his promotion from Chief Operating Officer to Chief Executive Officer on January 1, 2017. For Mr. Canafax, the committee set his target annual incentive award opportunity for performance considerations and in recognition of his dual role as BWXT's General Counsel and Chief Compliance Officer, as well as his assumption of certain Chief Operating Officer responsibilities.
2017 TARGET ANNUAL INCENTIVE COMPENSATION

Named Executive	EICP Target%(1)	% Variance from Median (Survey Data)	% Variance from Median (Proxy Data)
Mr. Geveden	90%	-31%	-32%
Mr. Black	60%	-6%	-24%
Mr. Fees	75%	-12%	—
Mr. Canafax	60%	16%	16%
Mr. Henry	60%	-24%	-24%

(1)
Each Named Executive’s EICP target compensation was calculated by multiplying the applicable EICP Target % by the applicable projected earnings from salary during 2017. See “Executive Compensation – Summary Compensation Table” for each Named Executives’ earnings from salary during 2017.

At the time the Compensation Committee established the 2017 financial goals, it designed the 2017 annual incentive plan to exclude from actual operating income results the effect of certain pre-established items that it believed would not reflect operating performance, including (1) expenses associated with restructuring activity or asset acquisitions or dispositions, (2) pension accounting mark-to-market losses, (3) losses in respect of legal proceedings, divestitures, and impairment to assets, (4) acquisition related amortization and (5) certain other unusual or non-recurring items.

2018 PROXY STATEMENT 33

COMPENSATION DISCUSSION AND ANALYSIS

Analysis of 2017 EICP Performance Results.  The following table summarizes the level of attainment of the financial and safety results relative to the target goals.
2017 ANNUAL INCENTIVE PERFORMANCE RESULTS(1)

(1)	For purposes of calculating Mr. Henry's EICP payout, operating income results for the Nuclear Operations Group were 105% of target.

Analysis of Financial Performance.  The adjusted financial performance results for the 2017 Performance Period achieved a 1.546x pay-out for each of our Named Executives (1.520x for Mr. Henry) before taking into account safety and individual performance. These results included mandatory, pre-established adjustments from our GAAP operating income results for the items discussed on the previous page. In determining final EICP pay-out amounts, our Compensation Committee also exercised negative discretion by applying a downward adjustment to reflect operating income performance without the effect of a beneficial reversal of an accrual that resulted from a favorable litigation appeal.
Analysis of Safety and Individual Performance.  The following table sets forth the threshold and target goals applicable to each safety metric and the level of achievement in 2017:

2017 Safety Goals and Actual Results
Safety Metric	Threshold	Target	Actual Result
TRIR	0.91	0.80	0.89
DART	0.32	0.29	0.20
EHS BP	None	97%	99%
Total Safety Multiplier	4%	10%	8%
Our Named Executives are also evaluated on pre-established individual performance goals. For Messrs. Fees and Geveden, the Compensation Committee evaluates their individual performance based on the following criteria: (1) leadership; (2) strategic planning; (3) financial results; (4) succession planning; (5) communications; and (6) Board relations. Our other Named Executives are evaluated on performance goals specific to their respective roles and responsibilities. Negative discretion was applied towards the individual performance results of Mr. Henry for 2017 relating to partial achievement of certain non-financial performance targets.
LONG-TERM INCENTIVE COMPENSATION
Analysis of 2017 Target Long-Term Incentive Awards.  In determining the type and mix of stock granted to our Named Executives, the Compensation Committee seeks to maintain a strong correlation between pay and performance while promoting retention of key employees. The Compensation Committee allocated 2017 long-term incentive compensation as follows:

34 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2017 Long-Term Incentive Vehicles
In 2016, the Compensation Committee made the following enhancements to our long-term incentive award mix:

•
returned performance-based stock awards to long-term incentive mix after suspending their use for one year due to the unique challenges of using performance awards during the year of the spin-off of our former Power Generation business;

•	increased the proportion of the performance-based stock award vehicle to 60% of the total long-term incentive mix; and

•	eliminated the use of stock options as an award vehicle.
We continued these design elements in the 2017 long-term incentive plan.
2017 Performance Restricted Stock Units

Attributes	Rationale
•
Vest between 0% and 200% of the amount of initial shares granted depending on cumulative diluted EPS performance (50% weighting) and average return on invested capital ("ROIC") performance (50% weighting) attained during performance period.
•
Performance period runs from January 1, 2017 through December 31, 2019.
•
For each performance measure, results at the threshold, target and maximum goals produce vesting at 50%, 100% and 200%, respectively, of the initial performance restricted stock units granted.
•
Vesting for performance results between threshold and target or target and maximum is determined by linear interpolation. No amount will vest with respect to any performance measure unless threshold results are attained.
•
EPS results exclude the effect of share repurchases conducted during the performance period.

•
We believe that over the long-term, there is a high degree of correlation between earnings per share and stock price.
•
Accordingly, we use earnings per share in long-term stock-based compensation to more closely align our goals with stockholder interests.
•
We believe using different performance measures than in the annual incentive compensation program reduces the focus on a single metric at the expense of others, helping to mitigate risk related to incentive compensation.
•
Including ROIC helps promote management focus on asset utilization.

The Compensation Committee sets target and maximum goals based on the sum of non-GAAP earnings per share estimates for each year of the Performance Period. To complement financial results under our annual incentive compensation program, we derived the estimates from the operating income target goal used in 2017 annual incentive compensation and assumed operating income growth rates of 11% and 16% for target and maximum goals, respectively, excluding the impact of share repurchases.

We set the threshold goal at 80% of the cumulative earnings per share target goal, consistent with the structure of annual incentive compensation. We set threshold, target and maximum goals for average ROIC at 11.5%, 14.5% and 17.5%, which the Compensation Committee determined to be appropriate based on management’s projections of the Company’s financial results during the Performance Period.

2018 PROXY STATEMENT 35

COMPENSATION DISCUSSION AND ANALYSIS

For more information regarding the 2017 restricted stock units, see the Grants of Plan-Based Awards table under “Compensation of Executive Officers” below and disclosures under “Compensation of Executive Officers – Estimated Future Payouts Under Equity Incentive Plan Awards.”

Value of 2017 Target Long-Term Incentive Compensation.  The following table shows the 2017 target long-term incentive compensation for each Named Executive relative to his benchmark.
2017 TARGET LONG-TERM INCENTIVE COMPENSATION

Named Executive	Target Value	% Variance from Median (Survey Data)	% Variance from Median (Proxy Data)
Mr. Geveden	$2,300,000	-12%	-1%
Mr. Black	600,000	14%	-19%
Mr. Fees	1,250,000	4%	—
Mr. Canafax(1)	750,000	47%	21%
Mr. Henry	500,000	-7%	-32%

(1)
The survey data and proxy data reported for Mr. Canafax do not take into account his additional responsibilities as our Chief Compliance Officer and his assumption of certain Chief Operating Officer responsibilities, and the Committee also considered performance and internal equity considerations when determining that a higher long-term incentive award value was warranted in his case.

Sizing Long-Term Incentive Compensation.  When granting stock, the Compensation Committee targets a dollar value rather than a number of shares, units or options. The number of restricted stock units granted can be expressed through the following formula:
Number of RSUs Granted = Target Value ($)  / Stock Valuation ($)
The target value was set by the Compensation Committee as previously discussed. The stock valuation was determined by Hay Group based on the closing price of our common stock on the New York Stock Exchange on the date of grant. For restricted stock units, Hay Group adjusted the closing price to reflect the conditions of the stock grants, such as the vesting conditions and transfer restrictions. To ensure that restricted stock units vest in equal installments during the three-year vest term, the number of shares calculated was rounded to the nearest multiple of three. Because FASB ASC 718 does not calculate grant date fair values for financial reporting purposes using the same valuation, the target values of long-term incentive compensation may differ from the grant date fair values reported on the Summary Compensation Table and Grants of Plan Based Awards table.

SECTION 4: OTHER BENEFITS AND PRACTICES
TRANSITION OF EXECUTIVE CHAIRMAN
In December 2017, we announced that Mr. Fees, our Executive Chairman, would be transitioning to the role of Non-Executive Chairman of the Board, effective on the Resignation Date, as part of the Board's organization development and succession planning process. In connection with Mr. Fees’ transition to Non-Executive Chairman, he and the Company entered into a Transition Agreement, dated December 14, 2017 (the “Transition Agreement”). The Transition Agreement provides for the following compensation and benefits (in addition to certain other accrued benefits) for Mr. Fees through the Resignation Date:

•	continued base salary of $50,000 per month (paid in two installments per month);

•	continued eligibility for the full 2017 annual incentive bonus under the Company’s Executive Incentive Compensation Plan (“EICP”), subject to satisfaction of the applicable performance conditions;

•	eligibility for a 2018 incentive bonus under the EICP at the same target as established for 2017, subject to prorated payout at target through the Resignation Date; and

•	continued participation in certain of our employee benefit plans (subject to the terms and conditions of such plans), but not the Company’s executive severance plan.
Mr. Fees will not receive an executive long-term incentive award in 2018. The Transition Agreement amended Mr. Fees’ equity awards that remain outstanding on the Resignation Date to allow for (i) awards of time-vested restricted stock units to vest immediately upon the Resignation Date, and (ii) awards of performance restricted stock units to continue to vest on the vesting dates set forth in the applicable award agreements based on achievement of the performance goals. The treatment of Mr. Fees’ equity awards and certain other benefits as described above are conditioned upon his execution of a release and waiver of claims against the Company. In addition, the Transition Agreement also terminates Mr. Fees’ previously disclosed Change in Control Agreement as of the Resignation

36 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Date, and contains restrictions on Mr. Fees’ ability to compete with the Company and its affiliates, or solicit our employees, for three years following the Resignation Date.
OTHER BENEFITS AND PERQUISITES
Subject to applicable eligibility rules, our Named Executives receive all of the benefits offered to other BWXT employees generally, including medical and other health and welfare benefits and participation in our qualified defined plans. We offer these benefits to our Named Executives and other employees to promote retention. Our Named Executives receive additional limited perquisites, which we provide to attract and retain key personnel.
We provide the following perquisites to our Named Executives: relocation and temporary housing assistance, travel allowance, annual physicals, tax and financial planning services, reimbursement of limited expenses in connection with a spouse accompanying them on business travel and other miscellaneous items. We believe the personal benefits offered to our Named Executives are reasonable and appropriate. We also provide our Named Executives with limited tax assistance with respect to relocation and the reimbursement of limited spousal expenses discussed above. For relocation, the Company provides tax assistance to Named Executives on the same basis provided to other employees receiving relocation assistance.
For a description of the values and valuation methodology associated with perquisites provided in 2017, see the notes and narratives to the Summary Compensation Table under “Compensation of Executive Officers” below.
RETIREMENT BENEFITS
Overview.  We provide retirement benefits through a combination of (1) qualified and non-qualified defined benefit pension plans (our “Pension Plans”), (2) qualified and non-qualified defined contribution retirement plans (our “Thrift Plans”), and (3) a supplemental non-qualified defined contribution executive retirement plan. Due to the volatility, cost and complexity associated with defined benefit plans and evolving employee preferences, we have taken steps over the past several years to shift away from traditional defined benefit plans toward defined contribution plans by closing our pension plans to new and unvested salaried employees and freezing benefit accruals for existing salaried participants with less than five years of credited service. In 2012, we announced that all benefit accruals for salaried employees still accruing benefits under the Pension Plans would be frozen following a transition period. Those benefit accruals were frozen effective December 31, 2015. In lieu of future defined benefit plan accruals under those plans, we provide additional cash contributions to eligible employees’ Thrift Plan account, discussed below.
Pension Plans.  As a result of the recent changes in eligibility requirements, none of our Named Executives other than Messrs. Black and Fees participate in our Pension Plans, which are comprised of qualified and non-qualified excess retirement plans. The excess plan covers a small group of highly compensated employees whose ultimate benefits under the qualified Pension Plans are reduced by Internal Revenue Code (“IRC”) limits on the amount of benefits that may be provided, and on the amount of compensation that may be taken into account in computing benefits. Benefits under the non-qualified excess plan in which our Named Executives participate are paid from the general assets of the Company. See the “Pension Benefits” table under “Compensation of Executive Officers” below for more information regarding the Pension Plans.
Thrift Plans.  We maintain two primary defined contribution retirement plans: (1) a broad-based, qualified 401(k) plan (our “401(k) Plan”) and (2) a non-qualified restoration plan (our “Restoration Plan”). All of our Named Executives participated in the 401(k) Plan in 2017. Our Compensation Committee established the Restoration Plan to (1) more closely align our executive retirement plans with general and industrial market practices as indicated by Hay Group benefit data, (2) ensure the competitiveness of retirement benefits for our executives who are not eligible to participate in our Pension Plans, and (3) mirror the dual qualified and non-qualified plan design of our Pension Plans. Our Restoration Plan seeks to restore benefits provided by our 401(k) Plan that are precluded by IRC limits on eligible compensation and total contributions. The Restoration Plan contains the same principal components as our 401(k) Plan.
All of our Named Executives participated in our Restoration Plan in 2017. Our obligations under the Restoration Plan are unfunded and plan benefits are payable from the general assets of the Company.
Supplemental Plans.  We also maintain a supplemental executive retirement plan (our “SERP”). The SERP provides participants with additional opportunities to defer the payment of certain compensation earned from us. In 2016, we discontinued Company contributions to participants’ SERP accounts, but participants may still make individual contributions to their notional accounts.
See the “Nonqualified Deferred Compensation” table and accompanying narrative under “Compensation of Executive Officers” below for more information about the Restoration Plan and SERP.

2018 PROXY STATEMENT 37

COMPENSATION DISCUSSION AND ANALYSIS

SEVERANCE ARRANGEMENTS
BWXT Severance Plan.  Prior to 2012, we maintained a broad-based severance plan to provide a measure of financial assistance to eligible employees who are involuntarily terminated in connection with a permanent reduction in force. In 2012, in consultation with Hay Group, the Compensation Committee approved the replacement of our broad-based plan with a new modified plan and approved a new executive severance plan. The BWX Technologies, Inc. Executive Severance Plan was amended and restated as of July 1, 2015.
Change-in-Control Agreements.  The Compensation Committee has offered change-in-control agreements to executives, including Named Executives, since 2010. We believe change-in-control agreements protect stockholders’ interests by serving to:

•	attract and retain top-quality executive management;

•	assure both present and future continuity of executive management in the event of a threatened or actual change in control; and

•	ensure the objective focus of executive management in the evaluation of any change in control opportunities.
Our change-in-control agreements contain what is commonly referred to as a “double trigger,” that is, they provide benefits only upon a qualified termination of the executive within 30-months following a change in control. Stock awards, however, are subject to the terms of the award agreements and vest outstanding stock immediately on the occurrence of a change in control, regardless of whether there is a subsequent termination of employment. Additionally, the change-in-control agreements do not provide any tax gross-up on the benefits following a qualified termination. Instead, the change-in-control agreements contain a “modified cutback” provision, which acts to reduce the benefits payable to an executive to the extent necessary so that no excise tax would be imposed on the benefits paid, but only if doing so would result in the executive retaining a larger after-tax amount. The provision was included with the intent of benefiting the Company by seeking to preserve the tax deductibility of the benefits paid under the agreement, without compromising the objectives for which the agreement was approved.
See the “Potential Payments Upon Termination or Change in Control” tables under “Compensation of Executive Officers” below and the accompanying disclosures for more information regarding the change in control agreements with our Named Executives, events considered to be change in control events and other plans and arrangements that have different trigger mechanisms relating to a change in control.
OTHER COMPENSATION POLICIES AND PRACTICES
Stock Ownership Guidelines.  We maintain stock ownership guidelines for our executives and non-management directors. These guidelines establish minimum stock ownership levels of two to five times annual base salary for our executives, and five times annual base retainer for non-management directors. Below are the minimum ownership levels for our non-management directors and executives, including our Named Executives:

•	Non-management Directors – Five times (5x) annual base retainer

•	Executive Chairman and Chief Executive Officer – Five times (5x) annual base salary

•	Other Named Executives – Three times (3x) annual base salary
Directors and executives have five years to achieve their respective minimum ownership levels. The Governance Committee annually reviews the compliance with these guidelines and has discretion to waive or modify the stock ownership guidelines for directors and executives. No executive or director is authorized to sell any shares of our common stock (other than to satisfy applicable withholding tax obligations resulting from a transaction involving such stock or to cover the exercise price of stock options) unless they have met their respective guideline. All of our directors and Named Executives are either in compliance with the stock ownership guidelines or are positioned to achieve compliance within the required time period.
Timing of Stock Awards.  To avoid timing stock awards ahead of the release of material nonpublic information, the Compensation Committee generally approves our annual stock-based awards effective as of the third day following the filing of our annual report on Form 10-K or quarterly report on Form 10-Q with the Securities and Exchange Commission. We have followed this practice for all long-term incentive compensation grants to Named Executives since 2005, subject to certain limited exceptions.
Hedging, Pledging and Short Sale Policies.  We also maintain a policy that prohibits all directors, officers and employees from trading in puts, calls or other options on BWXT’s common stock and otherwise engaging in hedging transactions that are designed to hedge or offset any decrease in the market value of our common stock.

38 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The directors, officers and employees are also prohibited from pledging company securities and engaging in short sales of company securities.
Clawbacks.  Incentive compensation awards include provisions allowing us to recover excess amounts paid to individuals who knowingly engaged in a fraud resulting in a restatement.
Proxy Data Custom Peer Group for 2017 Compensation. Set forth below are the peer companies we have selected as our secondary benchmark for 2017 compensation purposes.

• AAR Corp	• Ducommun Inc.	• Huntington Ingalls Industries, Inc.
• Aerojet Rocketdyne Holdings, Inc.	• Engility Holdings Inc.	• Kratos Defense & Security
• Astronics Corporation	• Esterline Technologies Corporation	• Moog Inc.
• B/E Aerospace Inc.	• Harris Corporation	• Orbital ATK, Inc.
• Cubic Corporation	• HEICO Corp.	• Teledyne Technologies Incorporated
• Curtiss-Wright Corporation	• Hexcel Corporation	• TransDigm Group Incorporated

Deductibility of Executive Compensation.  In accordance with Section 162(m) of the Code and the recent passage of H.R. 1, the Tax Cuts and Jobs Act, on December 22, 2017, the deductibility for federal corporate income tax purposes of compensation paid to certain of our individual executive officers in excess of $1 million in any year is now generally restricted. The Compensation Committee considers the impact of Section 162(m) in establishing the structure, performance targets and timing of annual incentive plan and performance restricted stock unit awards as well as the proportion of cash compensation attributable to base salary and performance based compensation. Although the Compensation Committee evaluates the impact of Section 162(m), it believes that the tax deduction is only one of several relevant considerations in setting compensation. Accordingly, where it is deemed necessary and in the best interests of the Company to attract and retain the best possible executive talent to compete successfully and to motivate such executives to achieve the goals inherent in our business strategy, the Compensation Committee may approve compensation to executive officers which exceeds the deductibility limits or otherwise may not qualify for deductibility. In this regard, certain portions of compensation paid to the Named Executives may not be deductible for federal income tax purposes under Section 162(m) of the Code.

COMPENSATION COMMITTEE REPORT
The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC or be subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that BWXT specifically incorporates it by reference into such filing.
We have reviewed and discussed the Compensation Discussion and Analysis with BWXT’s management and, based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Charles W. Pryor, Jr., Chairman
Robb A. LeMasters
Robert L. Nardelli
Barbara A. Niland

2018 PROXY STATEMENT 39

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS
The following table summarizes prior compensation of our Named Executives for the time periods in which each was a Named Executive.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compensa-tion(4)	Change in Pension Value and Nonqual-ified Deferred Compen-sation Earnings(5)	All Other Compensation(6)	Total
Rex D. Geveden President and Chief Executive Officer	2017	$693,750	$212,500	$2,442,569	$—	$939,284	$—	$117,549	$4,405,652
	2016	525,000	212,500	1,277,467	—	611,394	—	153,301	2,779,662

David S. Black Senior Vice President and Chief Financial Officer	2017	435,000	—	637,103	—	392,648	73,478	115,839	1,654,068
	2016	386,250	—	573,371	—	337,358	—	99,584	1,396,563
	2015	350,000	15,000	921,198	192,443	223,313	66,166	86,342	1,854,461

John A. Fees Executive Chairman	2017	600,000	—	5,317,608	—	676,980	182,330	134,597	6,911,515
	2016	575,000	—	1,114,522	—	627,771	—	97,934	2,415,227
	2015	250,000	25,000	1,119,958	—	200,250	—	147,244	1,742,452
James D. Canafax Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	2017	507,500	—	796,510	—	458,090	—	124,979	1,887,079
	2016	497,500	—	826,274	—	434,526	—	119,252	1,877,552
	2015	486,250	75,000	2,103,476	318,163	343,890	—	140,326	3,467,105
Joseph G. Henry President, BWXT Nuclear Operations Group, Inc.	2017	467,500	—	531,022	—	406,388	—	66,706	1,471,616

(1)	See “Salary” below for a discussion of the amounts reported in this column.

(2)	See "Bonus" below for a discussion of the amounts reported in this column.

(3)	See “Stock and Option Awards” below for a discussion of the amounts included in this column.

(4)	See “Non-Equity Incentive Plan Compensation” below for a discussion of the amounts included in this column.

(5)	See “Change in Pension Value and Nonqualified Deferred Compensation Earnings” below for a discussion of the amounts included in this column.

(6)	See “All Other Compensation” below for a discussion of the 2017 amounts included in this column.

Salary.  Amounts reported in the “Salary” column above include amounts that have been deferred under our qualified and non-qualified deferred compensation plans.

Bonus. The amount reported in this column for Mr. Geveden represents 50% of a one-time bonus he received in February 2017 stemming from joining our Company as our Chief Operating Officer in October 2015. The one-time bonus represents reimbursement for cash he forfeited from his previous employer and was subject to 100% reimbursement to the Company if Mr. Geveden voluntarily left the Company on or prior to the first anniversary of such payment.

Stock and Option Awards.  The amounts reported in the “Stock Awards” and “Option Awards” columns for each Named Executive other than Mr. Fees represent the aggregate grant date fair value of all stock and option awards granted to Named Executives in 2017 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, excluding the effect of estimated forfeitures. The amount reported for Mr. Fees in the "Stock Awards" column represents (i) the aggregate grant date fair value of the stock awards granted to Mr. Fees in 2017 and (ii) the aggregate incremental fair value computed in accordance with FASB ASC Topic 718, of the modification of Mr. Fees' stock awards granted in and prior to 2017 on December 14, 2017 pursuant to the Transition Agreement. See "Section 4: Other Benefits and Practices — Transition of Executive Chairman" on page 36 for additional information.

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COMPENSATION OF EXECUTIVE OFFICERS

The amounts reported in the "Stock Awards" column include the grant date fair values of restricted stock units and performance restricted stock units granted to our Named Executives in 2017. The values for performance restricted stock units are based on our Named Executives attaining target performance levels, which we determined was the probable outcome at the time of grant. Assuming maximum performance levels were probable, the grant date fair value of each Named Executive's performance restricted stock unit awards would be as follows: $1,436,647 for Mr. Geveden; $374,744 for Mr. Black; $780,773 for Mr. Fees; $468,454 for Mr. Canafax and $312,319 for Mr. Henry.

For a discussion of the valuation assumptions used in determining the grant date fair value, see Note 9 to our consolidated financial statements  included in our annual report on Form 10-K for the year ended December 31, 2017.

See the “Grants of Plan-Based Awards” table for more information regarding the stock awards granted to our Named Executives in 2017.

Non-Equity Incentive Plan Compensation.  The amounts reported in the “Non-Equity Incentive Plan Compensation” column are attributable to the annual incentive awards earned under our EICP. See the “Grants of Plan-Based Awards” table for more information regarding the annual incentive awards earned in 2017.

Change in Pension Value and Nonqualified Deferred Compensation Earnings.    The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represent the changes in actuarial present values of the accumulated benefits under defined benefit plans, determined by comparing the prior completed fiscal year end amount to the covered fiscal year end amount. The discount rates applicable to our pension plans are 3.71% and 3.60% for the Qualified Plan and Excess Plan, respectively, at December 31, 2017. The discount rate applicable to our qualified pension plans at December 31, 2016 and December 31, 2015 was 4.21% and 4.3%, respectively.

All Other Compensation.    The amounts reported for 2017 in the “All Other Compensation” column are attributable to the following:

ALL OTHER COMPENSATION

	Thrift Plan Contributions	Restoration Plan Contributions	Dividend Equivalents	Perquisites
Mr. Geveden	$15,819	$25,425	$59,567	$16,738
Mr. Black	28,261	18,150	24,428	45,000
Mr. Fees	28,350	36,300	69,947	—
Mr. Canafax	23,100	21,375	34,817	45,687
Mr. Henry	17,671	13,825	20,039	15,171
Thrift Plan Contributions and Restoration Plan Contributions.  The amounts reported in these columns represent the total amount of matching and service-based contributions made to each Named Executive under our Thrift Plan and our Restoration Plan, respectively. Under our Thrift Plan, we will match 50% of employee’s contributions, up to 6%. Under our Restoration Plan, we will match 50% of the first 6% of employee’s deferral contributions. For information regarding our Thrift Plan and Restoration Plan matching contributions and service-based contributions, see “Compensation Discussion and Analysis – Other Benefits and Practices – Retirement Benefits” above.
Dividend Equivalents.  The amounts listed in this column for each Named Executive represent the value of dividend equivalents credited to their unvested restricted stock unit and performance restricted stock unit awards in 2017. The amounts reported for Mr. Fees also include the value of dividend equivalents credited to vested restricted stock units that he has elected to defer pursuant to the terms of the 2010 Long Term Incentive Plan of BWX Technologies, Inc., as amended and restated July 1, 2015 (the “2010 LTIP”). Each dividend equivalent is equal to either $0.09 or $0.11 per share of common stock underlying the unvested or deferred restricted stock unit or performance restricted stock units for dividends paid to shareholders of the Company for the first quarter 2017 and the remaining quarters of 2017, respectively. Dividend equivalents credited to unvested restricted stock units and performance restricted stock units are subject to the same vesting period as the restricted stock units with respect to which the dividend equivalents are paid. Dividend equivalents credited to deferred restricted stock units and performance restricted

2018 PROXY STATEMENT 41

COMPENSATION OF EXECUTIVE OFFICERS

stock units are subject to the same deferral period as the restricted stock units with respect to which the dividend equivalents are paid.
Perquisites.  In accordance with SEC rules, perquisites and other personal benefits received by a Named Executive are not included if their aggregate value does not exceed $10,000. The value of the perquisites and other personal benefits reported for our Named Executives in 2017 are as follows:

•	The amount reported for Mr. Geveden is attributable to $15,339 for financial planning services and costs associated with his spouse accompanying him at a Company event.

•	The amount reported for Mr. Black is attributable to $45,000 for a travel allowance.

•	The amount reported for Mr. Canafax is attributable to $45,000 for a travel allowance and the cost of an annual physical.

•	The amount reported for Mr. Henry is attributable to the cost of financial planning services.
We calculate all perquisites and personal benefits based on the incremental cost we incur to provide such benefits. For financial planning services, we compute incremental cost based on the sum of (1) the actual cost incurred by us for the financial planning service for the applicable Named Executive and (2) a pro-rated portion of the fee our Company pays to the third party firm that provides the financial planning services.

42 2018 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

GRANTS OF PLAN-BASED AWARDS
The following table provides additional information on stock awards and non-equity incentive plan awards made to our Named Executives during the year ended December 31, 2017. No option awards were granted to our Named Executives in 2017.

	Grant Date	Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards; Number of Shares of Stock or Units(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
Name			Threshold	Target	Maximum	Threshold	Target	Maximum
Rex D. Geveden	3/2/2017	2/23/2017	$312,188	$624,375	$1,248,750
	3/2/2017	2/23/2017				15,154	30,309	60,618		$1,436,647
	3/2/2017	2/23/2017							21,222	1,005,923

David S. Black	3/2/2017	2/23/2017	130,500	261,000	522,000
	3/2/2017	2/23/2017				3,953	7,906	15,812		374,744
	3/2/2017	2/23/2017							5,535	262,359

John A. Fees(5)	3/2/2017	2/23/2017	225,000	450,000	900,000
	3/2/2017	2/23/2017				8,236	16,472	32,944		780,773
	3/2/2017	2/23/2017							11,535	546,759
	12/14/2017	12/14/2017							22,695	2,721,131
	12/14/2017	12/14/2017							8,143	488,173

James D. Canafax	3/2/2017	2/23/2017	152,250	304,500	609,000
	3/2/2017	2/23/2017				4,941	9,883	19,766		468,454
	3/2/2017	2/23/2017							6,921	328,055

Joseph G. Henry	3/2/2017	2/23/2017	140,250	280,500	561,000
	3/2/2017	2/23/2017				3,294	6,589	13,178		312,319
	3/2/2017	2/23/2017							4,614	218,704

(1)
Amounts shown represent the range of potential payouts under our annual incentive compensation plan. See “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” below for a discussion of the amounts included in this column. The actual amounts paid to our Named Executives are included in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table” above.

(2)	See "Estimated Future Payouts Under Equity Incentive Plan Awards" below for a discussion of the amounts included in this column.

(3)	Amounts shown represent shares of our common stock underlying restricted stock units. See “All Other Stock Awards” below for a discussion of the amounts included in this column.

(4)	See "Grant Date Fair Value of Stock Awards" below for a discussion of the amounts included in this column.

(5)
The amounts shown for Mr. Fees with a December 14, 2017 grant date represent the aggregate incremental fair value, computed in accordance with FASB Topic 718, of stock awards that were granted prior to 2017 (shown in the "All Other Stock Awards" column) which were modified by the terms of his Transition Agreement. See "Grant Date Fair Value of Stock Awards" below for a discussion of these amounts.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards
The amounts shown in this column reflect the threshold, target and maximum pay opportunities for each Named Executive under the EICP for 2017. Generally, EICP payout depends on three principal factors: (1) financial performance, (2) the Named Executive’s target percentage, and (3) the Named Executive’s earnings from base salary. For 2017, the target percentage for each Named Executive was as follows:

Named Executive	Target Percentage (% of Salary)
Rex D. Geveden	90%
David S. Black	60%
John A. Fees	75%
James D. Canafax	60%
Joseph G. Henry	60%

The amounts reflected in the “target” column of the “Grants of Plan Based Awards” table represent the value of the payout opportunity under the EICP at target financial performance levels. All threshold, target and maximum

2018 PROXY STATEMENT 43

COMPENSATION OF EXECUTIVE OFFICERS

amounts reported in the table above assume that our Compensation Committee exercises no discretion over the annual incentive compensation award ultimately paid. See “Compensation Discussion and Analysis — Compensation Analysis and Outcomes — Annual Incentive Compensation” above for more information about the 2017 EICP awards and performance goals.
Estimated Future Payouts Under Equity Incentive Plan Awards
The amounts shown reflect the threshold, target and maximum payout opportunities of performance restricted stock units granted in 2017 under the 2010 LTIP. Each grant represents a right to receive one share of BWXT common stock if performance targets are met. Upon vesting, the performance restricted stock units are settled into shares of BWXT common stock. The amount of performance restricted stock units that vest, if any, is determined based (1) 50% on the average annual ROIC during the three-year performance period and (2) 50% on the Company’s cumulative earnings per share during the same period. We withhold a portion of these shares to satisfy the minimum statutory withholding tax for each Named Executive due on vesting. The amounts shown in the “target” column represent the number of performance shares that will vest, which is 100% of the amount granted, if the target levels of average annual ROIC and cumulative earnings per share. The amounts shown in the “maximum” column represent the number of performance shares that will vest, which is 200% of the amount granted, if the maximum level of average annual ROIC and cumulative earnings per share are attained. The amounts shown in the “threshold” column represent the minimum number of performance shares that will vest, which is 50% of the amount granted, if the threshold level of average annual ROIC and cumulative earnings per share are attained. No amount of performance shares will vest if the levels of both such performance metrics are less than the threshold performance level. See “Compensation Discussion and Analysis — Compensation Analysis — Long-Term Incentive Compensation” above for more information regarding the 2017 performance shares.
All Other Stock Awards
The amounts shown reflect 2017 grants of restricted stock units under our 2010 LTIP. Each restricted stock unit represents the right to receive one share of Company common stock and is generally scheduled to vest one-third each year beginning on the first anniversary of the date of grant. Upon vesting, the restricted stock units are settled into shares of Company common stock. We withhold a portion of these shares to satisfy the minimum statutory withholding tax for each Named Executive due on vesting. See “Compensation Discussion and Analysis — Compensation Analysis and Outcomes — Long-Term Incentive Compensation” for more information regarding the 2016 restricted stock units.

Grant Date Fair Value of Stock Awards
The amounts included in the “Grant Date Fair Value of Stock Awards” column for each Named Executive represent the full grant date fair values of the equity awards computed in accordance with FASB ASC Topic 718. Under FASB ASC Topic 718, the fair value of equity awards is determined using the closing price of our common stock on the date of grant for restricted stock units. For more information regarding the compensation expense related to 2017 awards, see Note 9 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2017. The values for performance restricted stock units are based on our Named Executives attaining target performance levels.
For the December 14, 2017 stock awards for Mr. Fees, the amounts reported in the "Grant Date Fair Value of Stock Awards" column and the stock awards reported in the "All Other Stock Awards" column represent the aggregate incremental fair value, computed in accordance with FASB Topic 718, of the modification of Mr. Fees' unvested performance restricted stock units granted prior to 2017 pursuant to the terms of his Transition Agreement. For more information on the modifications to Mr. Fees' stock awards, see "Transition of Executive Chairman" on page 36 of this proxy statement.
The amounts reported in the “Grant Date Fair Value of Stock Awards” column for restricted stock unit awards do not factor in the value of dividend equivalents credited to each unvested restricted stock unit as a result of dividends on stock declared by our company in 2017. For more information on the value of dividend equivalents credited to our Named Executives’ unvested restricted stock unit awards, see “All Other Compensation” under the “Summary Compensation Table.”

44 2018 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017
The following Outstanding Equity Awards at Fiscal Year-End table summarizes the equity awards we have made to our Named Executives that were outstanding as of December 31, 2017.

		Option Awards(1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)
Rex D. Geveden
RSU	11/9/2015						6,716	(6)	$406,251
RSU	2/29/2016						10,894	(7)	658,978
Performance RSU	2/29/2016									23,705	(13)	$1,433,915
RSU	3/2/2017						21,222	(8)	1,283,719
Performance RSU	3/2/2017									30,309	(14)	1,833,391

David S. Black
Stock Options	3/2/2015	—	7,323	(4)	$23.62	3/2/2025
Stock Options	7/1/2015	5,052	5,052	(5)	24.45	7/1/2025
RSU	3/2/2015						4,069	(9)	246,134
RSU	3/2/2015						1,315	(10)	79,544
RSU	7/1/2015						2,743	(11)	165,924
RSU	7/1/2015						886	(12)	53,594
RSU	2/29/2016						4,890	(7)	295,796
Performance RSU	2/29/2016									10,639	(13)	643,553
RSU	3/2/2017						5,535	(8)	334,812
Performance RSU	3/2/2017									7,906	(14)	478,234

John A. Fees
RSU	2/29/2016						9,504	(7)	574,897
Performance RSU	2/29/2016									20,862	(13)	1,251,054
RSU	3/2/2017						11,535	(8)	697,752
Performance RSU	3/2/2017									16,742	(14)	996,391

James D. Canafax
Stock Options	3/2/2015	—	20,726	(4)	23.62	3/2/2025
RSU	3/2/2015						11,520	(9)	696,845
RSU	3/2/2015						3,720	(10)	225,023
RSU	2/29/2016						7,046	(7)	426,213
Performance RSU	2/29/2016									15,333	(13)	927,493
RSU	3/2/2017						6,921	(8)	418,651
Performance RSU	3/2/2017									9,883	(14)	597,823

Joseph G. Henry
Stock Options	3/2/2015	—	10,362	(4)	23.62	3/2/2025
RSU	3/2/2015						5,760	(9)	348,422
RSU	3/2/2015						1,860	(10)	112,511
RSU	2/29/2016						4,002	(7)	242,081
Performance RSU	2/29/2016									8,710	(13)	526,868
RSU	3/2/2017						4,614	(8)	279,101
Performance RSU	3/2/2017									6,589	(14)	398,569

2018 PROXY STATEMENT 45

COMPENSATION OF EXECUTIVE OFFICERS

(1)	Number of securities underlying unexercised options and option exercise prices reflect adjustments made to option awards in connection with the spin-off.

(2)
Stock awards shown include restricted stock units that have time-based vesting and performance shares that vest depending upon the attainment of specified performance goals. The number of stock awards and vesting schedules reflect adjustments made to stock awards in connection with the spin-off.

(3)	Market values in this column are based on the closing price of company common stock as of December 29, 2017 ($60.49), as reported on the New York Stock Exchange.

(4)	One-third of these stock options vested on March 2, 2016, one-third vested on March 2, 2017, and the remaining one-third vested on March 2, 2018.

(5)	One-third of these stock options vested on July 1, 2016, one-third vested on July 1, 2017, and the remaining one-third will vest on July 1, 2018.

(6)	Represents the final one-third of RSUs granted vesting in one-third increments beginning on the first anniversary of the grant date. These RSUs will vest on November 9, 2018.

(7)
Represents remaining two-thirds of RSUs granted with vesting in one-third increments beginning with the first anniversary of the grant date. An additional one-third (50% of the unvested RSUs shown) vested on March 1, 2018 and the remaining one-third will vest on March 1, 2019.

(8)
Represents 100% of RSUs granted with vesting in one-third increments beginning with the first anniversary of the grant date. One-third of these RSUs vested on March 2, 2018, and the remaining RSUs will vest in equal installments on March 2, 2019 and 2020.

(9)	Represents 100% of RSUs granted with vesting on the third-anniversary of the grant date. These RSUs vested on March 2, 2018.

(10)	Represents the final one-third of RSUs granted which vested on on March 2, 2018.

(11)	Represents 100% of RSUs granted with vesting on the third-anniversary of the grant date. These RSUs will vest on July 1, 2018.

(12)	Represents the final one-third of RSUs granted which will vest on on July 1, 2018.

(13)
These performance RSUs represent the right to receive one share of our common stock for each performance RSU that vests. The number and value of performance RSUs that vest depend upon the attainment of specified performance goals. The number and value of performance RSUs reported are based on achieving target performance levels. These performance RSUs are generally scheduled to vest 100% on March 1, 2019.

(14)
These performance RSUs represent the right to receive one share of our common stock for each performance RSU that vests. The number and value of performance RSUs that vest depend upon the attainment of specified performance goals. The number and value of performance RSUs reported are based on achieving threshold performance levels. These performance RSUs are generally scheduled to vest 100% on March 2, 2020. See the "Grants of Plan-Based Awards" table for more information about performance RSUs.

Vesting of Option Awards
Each option represents the right to purchase one share of Company common stock at the exercise price. Options generally expire ten years from the grant date. The stock options are generally scheduled to vest and become exercisable one-third each year beginning one year from the grant date.
The option awards granted in 2015 are subject to an additional accelerated vesting schedule if the Named Executive retires after attaining age 65 or is involuntarily terminated due to a reduction in force prior to the third anniversary of the applicable grant date. If such Named Executive retires or is involuntarily terminated due to a reduction in force after the first anniversary of the grant date but prior to the second anniversary of the grant date, 25% of the then-unvested stock options will vest upon the Named Executive’s retirement or termination. If such Named Executive retires or is involuntarily terminated due to a reduction in force after the second anniversary of the grant date but prior to the third anniversary of the grant date, 50% of the then-unvested stock options will vest upon the Named Executive’s retirement or termination.
In connection with the spin-off, the exercise price and number of shares covered by option awards granted in 2015 were adjusted to preserve the intrinsic value of the original option and the ratio of the exercise price to the fair market value of the stock subject to the option.

Vesting of Restricted Stock Units
Except as noted below, restricted stock units generally vest one-third each year. Prior to the spin-off, the Company granted performance restricted stock units that represented the right to receive one share of Company common stock for each performance restricted stock unit that would vest. The number and value of performance restricted stock units that would vest depended upon the attainment of specified performance goals. Performance restricted stock units were generally scheduled to vest fully three years after the grant date. As a result of the spin-off, unvested performance restricted stock units were converted into (1) adjusted Company restricted stock units with time-based vesting and (2) a corresponding Babcock & Wilcox Enterprises, Inc. ("BWE") award subject to the same vesting schedule as the Company awards, but covering half as many BWE shares as reflected in the table above, which, when combined, generally preserved the value of the original award (assuming achievement of target performance goals). Except as noted below, these restricted stock units generally vest fully at the end of a three-year period and are not tied to performance conditions or the attainment of specified performance goals.
In connection with the spin-off, restricted stock units granted in 2015 prior to the spin-off to Named Executives who remained officers of the Company were adjusted to generally preserve the value of the original award.

46 2018 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

OPTION EXERCISES AND STOCK VESTED IN 2017
The following Option Exercises and Stock Vested table provides additional information about the value realized by our Named Executives on the exercise of option awards and vesting of BWXT stock awards during the year ended December 31, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Rex D. Geveden	—	—	12,163	$665,747
David S. Black	23,355	$574,044	9,616	460,424
John A. Fees(1)	—	—	4,752	228,144
James D. Canafax	141,512	3,622,343	20,936	999,856
Joseph G. Henry	43,257	1,114,891	7,894	376,969

(1)
The amount reported in the Stock Awards – Value Realized on vesting column represents the realized value of the restricted stock units that Mr. Fees elected to defer pursuant to the terms of our 2010 LTIP. Notwithstanding the deferral election, a small number of shares were withheld for required FICA tax withholding as set forth in the table below.

Stock Awards.    For each Named Executive, the amounts reported in the number of shares acquired on vesting column in the table above represent the aggregate number of shares of our common stock acquired by the Named Executive in connection with restricted stock units and restricted stock awarded under our 2010 LTIP that vested in 2017. The amounts reported in the value realized on vesting column were calculated by multiplying the number of shares acquired on the date of vesting by the closing price of our common stock on the date of vesting.
The number of shares acquired in connection with the vesting of restricted stock units includes shares withheld by us in the amounts and for the Named Executives reported below to satisfy the minimum statutory withholding tax due on vesting as set forth below for each Named Executive.

Name	Shares Withheld on Vesting of Restricted Stock and Restricted Stock Units
Rex D. Geveden	5,005
David S. Black	3,355
John A. Fees	177
James D. Canafax	6,936
Joseph G. Henry	2,648

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COMPENSATION OF EXECUTIVE OFFICERS

PENSION BENEFITS FOR 2017
The following Pension Benefits table shows the present value of accumulated benefits payable to each of our Named Executives under our qualified and nonqualified pension plans.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During 2017
Mr. Geveden	N/A	N/A	N/A	N/A
Mr. Black	BWXT Governmental Operations Qualified Retirement Plan	24.417	$1,304,802	$0
	BWXT Governmental Operations Excess Plan	24.417	697,125	0
Mr. Fees	BWXT Governmental Operations Qualified Retirement Plan	31.167	1,410,660	79,312
	BWXT Governmental Operations Excess Plan	31.167	3,655,852	202,841
Mr. Canafax	N/A	N/A	N/A	N/A
Mr. Henry	N/A	N/A	N/A	N/A

Overview of Qualified Plan.    We maintain retirement plans that are funded by trusts and cover certain eligible regular full-time employees, described below in the section entitled “Participation and Eligibility.” Messrs. Black and Fees participate in the Retirement Plan for Employees of BWXT Governmental Operations (the “Qualified Plan”) for the benefit of eligible employees of the Company and our Nuclear Operations and Technical Services segments.
Due to the date of employment of Messrs. Geveden, Canafax and Henry, they are not eligible to participate in our defined benefit plans. For more information on our retirement plans, see “Compensation Discussion and Analysis — Other Benefits and Practices — Retirement Benefits.”
Participation and Eligibility.    Generally, salaried employees over the age of 21 years, who were hired before April 1, 2001, participate in the retirement plans.

•
For salaried participants hired before April 1, 2001, benefit accruals were frozen as of December 31, 2015. Beginning January 1, 2016, affected employees received a service-based cash contribution to their Thrift Plan account.

•
For salaried participants hired on or after April 1, 2001, benefit accruals were frozen as of March 31, 2006, subject to cost of living adjustments. Beginning January 1, 2016, the cost of living adjustments were discontinued. Affected employees receive a service-based cash contribution to their Thrift Plan account.

Benefits.    For eligible Named Executives, benefits under the Qualified Plan are based on years of credited service and final average cash compensation (including bonuses). The present value of accumulated benefits reflected in the Pension Benefit table above is based on a 3.71% and 3.60% discount rate for the Qualified Plan and Excess Plan, respectively, at December 31, 2017 and the RP2014 mortality table projected with the MP2017 mortality improvement scale. The discount rate applicable to our qualified pension plans at December 31, 2016 and December 31, 2015 was 4.21% and 4.3%, respectively. Reductions in the discount rate, among other factors, result in an increase in the present value of the pension benefits.
Retirement and Early Retirement.    Under the Qualified Plan, normal retirement is age 65. The normal form of payment is a single-life annuity or a 50% joint and survivor annuity, depending on the employee’s marital status when payments are scheduled to begin. Early retirement eligibility and benefits under the Qualified Plan depends on the employee’s date of hire. Employees hired before April 1, 1998, including Messrs. Black and Fees, are eligible for early retirement if the employee has completed at least 15 years of credited service and attained the age of 50. Early retirement benefits are based on the same formula as normal retirement, but the pension benefit is not reduced to reflect early commencement of payment if the sum of the employee’s age and years of service equals 75 or greater at the date benefits commence; otherwise the pension benefit is reduced by 4% times the difference between 75 and the participant’s age plus service.

Overview of Nonqualified Plans.    To the extent benefits payable under our qualified plans are limited by Section 415(b) or 401(a)(17) of the Internal Revenue Code, pension benefits will be paid directly by our applicable subsidiaries under the terms of unfunded excess benefit plans (the “Excess Plans”) maintained by them. Messrs. Black and Fees participate in the Excess Plan for certain employees of BWXT Governmental Operations.

48 2018 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

NONQUALIFIED DEFERRED COMPENSATION IN 2017
The following Nonqualified Deferred Compensation table summarizes our Named Executives’ compensation under our nonqualified defined contribution plans.

Name	Plan Name	Executive Contributions in 2017	Registrant Contributions in 2017	Aggregate Earnings (loss) in 2017	Aggregate Withdrawls/Distributions	Aggregate Balance at 12/31/17
Mr. Geveden	SERP	—	—	—	$—	—
	Restoration Plan	$25,423	$25,424	$7,072	—	$89,412
Mr. Black	SERP	—	—	74,205	—	442,899
	Restoration Plan	9,900	18,150	10,825	—	95,163
Mr. Fees(1)	SERP	—	—	—	—	—
	Restoration Plan	19,800	36,300	9,380	—	118,563
Mr. Canafax	SERP	—	—	37,684	—	187,168
	Restoration Plan	14,250	21,375	35,601	—	236,987
Mr. Henry	SERP	—	—	—	—	—
	Restoration Plan	39,500	13,825	27,189	—	281,205

(1)	No SERP information is provided for Mr. Fees because he did not defer cash compensation under our SERP for 2017.

SERP.  Our SERP is an unfunded, nonqualified defined contribution plan through which we provide annual contributions to a participant’s notional account, which we refer to as a participant’s company account. Participants include officers selected by our Compensation Committee. Benefits under our SERP are based on the participating Named Executive’s vested percentage in his notional account balance at the time of distribution. A Named Executive generally vests in his company SERP account 20% for each year of participation in their respective company account, subject to accelerated vesting for death, disability, termination by the company without cause, retirement or on a change in control.
For 2017, participants could elect to defer the payment of certain compensation earned from us. Under our SERP, any amounts deferred by a participant are maintained in a notional account separate from the account into which we make annual contributions. We refer to this separate account as a participant’s deferral account. Participants are 100% vested in their deferral accounts at all times.
Restoration Plan.  Our Restoration Plan is an unfunded, nonqualified defined contribution plan through which we provide annual contributions to each participant’s notional accounts, which we refer to as a participant’s company matching account and company service-based account. Participants include our Named Executives and other employees of our Company whose base salary exceeds certain compensation limits imposed by the Internal Revenue Code. Benefits under our Restoration Plan are based on a participant’s vested percentage in his or her notional account balance at the time of distribution. Each participant generally vests 100% in his or her company matching account and company service-based account upon completing three years of service with our Company, subject to accelerated vesting for death, disability, termination by the Company without cause, retirement or on a change in control.
Participants in our Restoration Plan may elect to defer the payment of certain compensation earned from us that is in excess of limits imposed by the Internal Revenue Code. As with our SERP, any amounts deferred by a participant in the Restoration Plan are reflected in a notional deferral account that is separate from the participant’s company matching and service-based accounts. Participants are 100% vested in their deferral accounts at all times.
Executive Contributions in 2017.  Under our SERP, an officer selected by our Compensation Committee may elect to defer up to 50% of his or her annual salary and/or up to 100% of any bonus earned in any plan year and a member of the Board may elect to defer up to 100% of his or her retainers earned in any plan year. Although participants were permitted to contribute all or a portion of their 2017 EICP bonuses to their SERP accounts, the amounts reported in this table as “Executive Contributions in 2017” do not include any contributions of any 2017 EICP awards because EICP awards earned in 2017 are not paid until 2018. Amounts reported in this column for each Named Executive are reported as “Salary” for each Named Executive in the Summary Compensation Table above.
All of our Named Executives elected to contribute to their Restoration Plan deferral accounts in 2017. Our Restoration Plan allows participants to defer a percentage of their base salary in excess of the Internal Revenue

2018 PROXY STATEMENT 49

COMPENSATION OF EXECUTIVE OFFICERS

Code Section 401(a)(17) compensation limit, and receive company matching contributions with respect to those deferrals.
Registrant Contributions in 2017.  Our Company no longer makes company contributions to our Named Executives' SERP accounts. Under our Restoration Plan, our Company makes notional matching and service-based contributions to eligible participants’ company matching account and serviced-based account, respectively. Any Restoration Plan participants who have elected to make deferral contributions under our Restoration Plan are credited with a company matching contribution equal to 50% of the first 6% of their deferral contribution. For each participant in our Restoration Plan who is not eligible to participate in our pension plans, we also make a cash service-based contribution to the participant’s company service-based account. The amount of this service-based contribution is based on a percentage of the participant’s eligible compensation in excess of the Internal Revenue Code limit and ranges between 3% and 8%, depending on the participant’s years of service. This service-based contribution is made regardless of whether the participant has elected to make deferral contributions under our Restoration Plan. All 2017 company contributions are included in the “Summary Compensation Table” above as “All Other Compensation.”
Aggregate Earnings in 2017.  The amounts reported in this column for our SERP and Restoration Plan represent hypothetical amounts of earnings or losses and dividends credited during 2017 on all accounts for each Named Executive under our SERP and Restoration Plan. Under our SERP and Restoration Plans, each participant elects to have his notional accounts hypothetically invested in one or more of the investment funds designated by our Compensation Committee. Each participant’s notional accounts are credited and debited to reflect gains and losses on the hypothetical investments. These gains and losses are not reported as compensation in the Summary Compensation Table.
Aggregate Withdrawals/Distributions in 2017.  The amounts reported in this column for our SERP and Restoration Plan represent amounts Named Executives withdrew from their respective accounts or converted into a different retirement account. There were no withdrawals made by the Named Executives in 2017.
Aggregate Balance at December 31, 2017.    The aggregate balance of a participating Named Executive’s notional SERP account consists of contributions made by us to the Named Executive’s company account, deferrals by the Named Executive to his deferral account, hypothetical credited gains or losses on those accounts and any aggregate withdrawals or distributions from the SERP account. The aggregate balance of a participating Named Executive’s notional Restoration Plan account consists of contributions made by us to the Named Executive’s company matching account and company service-based account, deferrals by the officer to his deferral account, hypothetical gains or losses on those accounts and any aggregate withdrawals or distributions from the Restoration Plan. The balances shown represent the accumulated account values (including gains and losses) for each Named Executive as of December 31, 2017. Messrs. Black and Canafax were each 100% vested in their SERP balance shown above. Messrs. Black, Canafax and Henry were each 100% vested in their Restoration Plan balance shown above.
The SERP and Restoration Plan balances include contributions from previous years, which have been reported as compensation to the Named Executives in the Summary Compensation Table for those years – to the extent a Named Executive was included in the Summary Compensation Table during those years. Mr. Henry was not a Named Executive prior to this year. The aggregate balances for the SERP and Restoration Plan for each Named Executive in the prior years are as follows:

Named Executive	Year	Restoration Plan	SERP
Mr. Geveden	2016	$31,490	N/A
	2015	N/A	N/A
Mr. Black	2016	56,288	$368,694
	2015	33,255	349,562
	2014	N/A	N/A
Mr. Fees	2016	53,083	N/A
	2015	N/A	N/A
	2014	N/A	N/A
Mr. Canafax	2016	165,761	149,485
	2015	122,148	135,004
	2014	15,217	35,070
Mr. Henry	2016	N/A	N/A

50 2018 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

Deferred Stock Under 2010 LTIP.    Under the terms of our 2010 LTIP, our Compensation Committee has the discretion to permit selected participants to defer all or a portion of their stock awards. Participants, including our Named Executives, were permitted to make deferral elections on their 2017 restricted stock unit awards and performance restricted stock unit awards. Mr. Fees was the only Named Executive to make deferral elections on his 2017 awards. During the year ended December 31, 2017, 11,535 restricted stock units and 16,472 performance restricted stock units awarded to Mr. Fees had been deferred to his LTIP deferral account, less the number of shares withheld by us to satisfy the minimum statutory withholding tax due upon vesting.

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COMPENSATION OF EXECUTIVE OFFICERS

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following tables show estimated, potential payments to our Named Executives under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios under which a payment would be due in the event of a change in control or termination of employment of our Named Executives, assuming a December 31, 2017 termination date. Where applicable, the amounts listed below use the closing price of our common stock of $60.49 as reported on the NYSE on December 29, 2017, the last trading day in our fiscal year 2017. These tables do not reflect amounts that would be payable to the Named Executives pursuant to benefits or awards that are already vested.
Except as otherwise indicated, amounts reported in the below tables for stock options, restricted stock units and restricted stock represent the value of unvested and accelerated shares or units, as applicable, calculated:

•	for stock options: by multiplying the number of accelerated options by the difference between the exercise price and $60.49 (the closing price of our common stock on December 29, 2017); and

•	for restricted stock units and performance restricted stock units: by multiplying the number of accelerated shares or units by $60.49 (the closing price of our common stock on December 29, 2017).

ESTIMATED VALUE OF BENEFITS TO BE RECEIVED UPON INVOLUNTARY TERMINATION WITHOUT CAUSE
The following table shows the estimated value of payments and other benefits due the Named Executives assuming their involuntary termination without cause as of December 31, 2017, pursuant to the BWX Technologies, Inc. Executive Severance Plan, as amended and restated July 1, 2015 (the “Executive Severance Plan”). In the event of a Named Executive’s termination with cause, none of these payments and other benefits would be due.

	Mr. Geveden	Mr. Black	Mr. Fees	Mr. Canafax	Mr. Henry
Severance Payments	$700,000	$450,000	—	$510,000	$470,000
Benefits Payments	10,274	14,681	$11,829	15,905	—
EICP	—	—	450,000	—	—
Financial Planning	12,340	—	18,510	—	—
Outplacement Services	15,000	15,000	15,000	15,000	15,000
Supplemental Executive Retirement Plan (SERP)	—	—	—	—	—
Restoration Plan	44,707	—	—	—	—
Stock Options (unvested and accelerated)	—	91,037	—	382,084	191,023
Restricted Stock Units (unvested and accelerated)	367,900	346,668	143,724	567,517	291,017
Performance Restricted Stock Units (unvested and accelerated)	358,525	160,903	312,794	231,919	131,747
Total	$1,508,746	$1,078,289	$951,857	$1,722,425	$1,098,787
Severance Payments. The severance payments reported for each Named Executive, other than for Mr. Fees, represent lump-sum cash payments equal to 52 weeks base salary as in effect on the date of termination under the Executive Severance Plan. Pursuant to Mr. Fees' Transition Agreement, he is not entitled to severance benefits under the Executive Severance Plan. Through this plan, eligible employees are entitled to receive specified severance benefits, including the severance payment reported, in the event their employment is terminated by their employer for reasons other than “cause.” Under the Executive Severance Plan, “cause” means:

•
the willful and continued failure of a participant to perform substantially his or her duties (occasioned by reason other than physical or mental illness or disability) after a written demand for substantial performance is delivered to the participant by the Compensation Committee or the Chief Executive Officer, which specifically identifies the manner in which the Compensation Committee or the Chief Executive Officer believes that the participant has not substantially performed his or her duties, after which the participant will have 30 days to defend or remedy such failure to substantially perform his or her duties;

•	the willful engaging by a participant in illegal conduct or gross misconduct, which is materially and demonstrably injurious to the Company; or

•	the conviction of a participant with no further possibility of appeal, or plea of nolo contendere by the participant to, any felony or crime of falsehood.

52 2018 PROXY STATEMENT

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Generally, employees of the Company and certain of the Company’s subsidiaries who have been elected to the office of vice president or president are eligible to participate in the Executive Severance Plan. Receipt of severance benefits under the Executive Severance Plan is subject to the employee executing a general release of claims and agreeing to certain non-compete, nondisclosure and other restrictive covenants, and the employee’s submission of a written claim for benefits.
Benefit Payments. Upon a termination by the Company for any reason other than cause under the Executive Severance Plan, each Named Executive, other than Mr. Fees, would also be entitled to a lump-sum payment equal to nine months of COBRA premiums for the medical, dental and/or vision benefits in effect for the applicable Named Executive and his or her qualified beneficiaries as of the date of termination. This payment is subject to the same conditions described above for severance payments under the Executive Severance Plan. The amounts reported were determined by multiplying the annual cost of 2017 medical, dental and/or vision benefits for the Named Executive and his or her qualified beneficiaries by 102%. The Executive Severance Plan also provides for extended availability of COBRA coverage from 18 to 24 months. Pursuant to his Transition Agreement, Mr. Fees would be entitled to receive COBRA benefits until two years after the Resignation Date.
Outplacement Services. Each Named Executive would be entitled to 12 months of employer-paid outplacement services under the Executive Severance Plan following his termination by the Company for reasons other than cause. The amounts reported represent the per person cost the Company would incur to engage a third-party service provider for 12 months of executive outplacement services.
EICP.  The Company does not make any payments under the EICP to participants who have involuntarily terminated without cause, except participants who have an accrued pension benefit. For those participants, it has been the Company’s practice to pay the prorated amount of an EICP award that would have been earned during the year in which the employee is involuntarily terminated without cause, contingent on the participant executing a general release of claims. Pursuant to his Transition Agreement, Mr. Fees would be entitled to receive an EICP payment, subject to satisfaction of the applicable performance conditions. The value in the table represents the target value of Mr. Fees' EICP payment opportunity.
Financial Planning.  Under the terms of the agreement with the Company’s financial planning service provider, each Named Executive is entitled to financial planning benefits for one year following his termination without cause, among other events, so long as the agreement has not been earlier terminated. The amounts reported in this column represent the fee that the Company would be required to pay for the applicable Named Executive to receive such benefits. Mr. Fees would be entitled to financial planning through June 2019 pursuant to the Transition Agreement.
SERP.  Under the terms of the Company’s SERP, an executive’s Company account becomes fully vested on, among other events, the date of the executive’s termination by the Company for any reason other than cause.
Restoration Plan.  Under the Company’s Restoration Plan, an executive’s Company matching account and Company service-based account becomes fully vested on, among other events, the date of the executive’s termination by the Company for any reason other than cause. “Cause” has substantially the same meaning under the Restoration Plan as it does under the Executive Severance Plan.
Equity Awards.  Generally for all Named Executives, the Company’s stock and option awards provide for accelerated vesting of at least a part of an executive’s outstanding options, shares or units under an involuntary termination without cause. The amount that is accelerated generally depends on whether the termination occurred during the second or third year of the award. For options and most restricted stock unit awards, 25% of the unvested award vests or remains eligible to vest if termination occurs during the second year of the award and 50% of the unvested award vests or remains eligible to vest if termination occurs during the third year of the award. In the event performance awards remain eligible to vest, the number of performance awards that will vest at the end of the three-year vest term are determined by multiplying (i) the total number of performance shares that would have vested based on actual performance had the applicable Named Executive been employed at the end of the vest term by (ii) the applicable percentage discussed above. The value for performance awards included in the table above are based on the target number of shares. Mr. Fees' equity awards are subject to the the terms of the Transition Agreement. See page 36 for additional information regarding the vesting of his equity awards.

ESTIMATED VALUE OF BENEFITS TO BE RECEIVED UPON VOLUNTARY TERMINATION
The following table shows the estimated value of payments and other benefits due the Named Executives assuming their termination of employment for good reason as of December 31, 2017.

2018 PROXY STATEMENT 53

COMPENSATION OF EXECUTIVE OFFICERS

	Mr. Geveden	Mr. Black	Mr. Fees	Mr. Canafax	Mr. Henry
Severance Payments	$—	$—	$—	$—	$—
Benefit Payments	—	—	11,829	—	—
EICP	—	—	450,000	—	—
Financial Planning	—	—	18,510	—	—
Supplemental Executive Retirement Plan (SERP)	—	—	—	—	—
Restoration Plan	—	—	—	—	—
Stock Options (unvested and accelerated)	—	—	—	—	191,023
Restricted Stock Units (unvested and accelerated)	—	—	—	—	—
Performance Restricted Stock Units (unvested and accelerated)	—	—	—	—	131,747
Total	$—	$—	$480,339	$—	$322,770
Benefit Payments.  Mr. Fees would be entitled to receive COBRA benefits for nine months after his Resignation Date pursuant to the terms of the Transition Agreement.
EICP.  Pursuant to his Transition Agreement, Mr. Fees would be entitled to receive an EICP payment, subject to satisfaction of the applicable performance conditions. The value in the table represents the target value of Mr. Fees' EICP payment opportunity.
Financial Planning.  Under the terms of the agreement with the Company’s financial planning service provider, each Named Executive would be entitled to financial planning benefits for one year following his or her retirement, so long as the agreement has not been earlier terminated. Mr. Fees would be entitled to financial planning through June 2019 pursuant to the Transition Agreement.
SERP. Under the terms of the Company’s SERP, an executive’s company account becomes fully vested on, among other events, the date of the executive’s retirement. For purposes of SERP, retirement is defined as separation from service with us on or after the first day of the calendar month coincident with or following the executive’s attainment of the age of 65.
Restoration Plan.  Under the terms of the Company’s Restoration Plan, an executive’s Company matching account and Company service-based account become fully vested on, among other events, the date of the executive’s retirement. Retirement has substantially the same meaning under the Restoration Plan as it does under the SERP.
Equity Awards.  Except as discussed below, the equity awards for the Named Executives do not provide for accelerated vesting upon a voluntary termination of employment. Most awards, however, provide for accelerated vesting either on retirement or on becoming eligible for retirement. The Company’s Compensation Committee may also exercise its discretion to provide for accelerated vesting in the event of a Named Executive’s voluntary termination.
Generally, the terms of the Company’s stock and option award grants define retirement as a voluntary termination of employment after attaining age 65. Under this definition, Mr. Henry was the only Named Executive who was employed with us on December 31, 2017 and eligible for retirement.
The vesting associated with retirement varies by award type, as follows:

•
Stock Options: 25% of then-unvested options will become vested in the event a Named Executive retires during the second year of an award’s three-year vesting period, and 50% will become vested if the retirement occurs during the third year.

•
Eligible Restricted Stock Units: 25% of then-outstanding units will become vested when the Named Executive first becomes eligible for retirement during the second year of the three-year vesting period and 50% when the Named Executive first becomes eligible for retirement during the third year.

•
Eligible Performance Awards: 25% of the performance awards will remain eligible for vesting in the event an eligible Named Executive retires during the second year of an award’s three-year vest term. 50% of the performance awards will remain eligible for vesting in the event an eligible Named Executive retires during the third year of the award’s three-year vest term but before the third anniversary of the grant date. In such event, the number of performance awards that will vest at the end of the three-year vest term are determined by multiplying (1) the total number of performance shares that would have vested based on actual performance

54 2018 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

had the applicable Named Executive been employed at the end of the vest term by (2) the applicable percentage discussed above.

ESTIMATED VALUE OF BENEFITS TO BE RECEIVED UPON TERMINATION DUE TO DEATH OR DISABILITY
The following table shows the value of payments and other benefits due to the Named Executives assuming the termination of their employment by reason of death or disability as of December 31, 2017.

	Mr. Geveden	Mr. Black	Mr. Fees	Mr. Canafax	Mr. Henry
Severance Payments(1)	$700,000	$450,000	$—	$510,000	$470,000
Benefit Payments(1)	10,479	14,975	12,066	16,223	—
EICP	—	—	450,000	—	—
Outplacement Services(1)	15,000	15,000	15,000	15,000	15,000
Financial Planning	12,340	—	18,510	—	12,340
Restoration Plan	44,707	—	—	—	—
Stock Options (unvested and accelerated)	—	182,074	—	764,168	382,047
Restricted Stock Units (unvested and accelerated)	2,348,948	1,175,805	1,272,649	1,766,731	982,116
Performance Restricted Stock Units (unvested and accelerated)	3,267,307	1,121,787	2,247,445	1,525,316	925,437
SERP	—	—	—	—	—
Total	$6,398,781	$2,959,641	$4,015,670	$4,597,438	$2,786,940

(1)	These benefits would not be payable in the event of a Named Executive’s death.
Severance Payments.  The severance payments reported for each Named Executive, other than Mr. Fees, represent lump-sum cash payments equal to 52 weeks base salary as in effect on the date of termination. Pursuant to Mr. Fees' Transition Agreement, he is not entitled to severance benefits under the Executive Severance Plan.Through the Executive Severance Plan, eligible employees are entitled to receive specified severance benefits, including the severance payment reported, in the event their employment is terminated due to a termination by the Company by reason of a Named Executive being unable to perform his duties due to their physical or mental illness or disability. The Executive Severance Plan generally provides for benefits in the event a Named Executive is terminated by the Company for reasons other than “cause.” “Cause” is defined to exclude instances where an eligible employee is unable to perform his duties by reason of his physical or mental illness or disability.
Benefit Payments.  Upon a termination by the Company for any reason other than cause under the Executive Severance Plan, each Named Executive, other than Mr. Fees, would be entitled to a lump-sum payment equal to nine months of COBRA premiums for the medical, dental and/or vision benefits in effect for the Named Executive and his qualified beneficiaries as of the date of termination. The amounts reported were determined by multiplying the monthly cost of 2017 medical, dental and/or vision benefits for the Named Executive and his qualified beneficiaries by 102%, and then multiplying the product by nine. The Executive Severance Plan also provides for extended availability of COBRA coverage from 18 to 24 months. Mr. Fees would be entitled to receive COBRA benefits until two years after his Resignation Date pursuant to the terms of the Transition Agreement.
Financial Planning. Under the terms of the agreement with the Company’s financial planning service provider, each Named Executive is entitled to financial planning benefits for one year following his termination without cause, among other events, so long as the agreement has not been earlier terminated. The amounts reported in this column represent the fee that the Company would be required to pay for the applicable Named Executive to receive such benefits. Mr. Fees would be entitled to financial planning through June 2019 pursuant to the Transition Agreement.
Outplacement Services.  Each Named Executive would be entitled to 12 months of employer-paid outplacement services under the Executive Severance Plan following his termination by the Company for reasons other than cause. The amounts reported represent the per-person cost the Company would incur to engage a third-party service provider for 12 months of executive outplacement services.
Restoration Plan.  Under the Restoration Plan, an executive’s Company matching account and Company service-based account become fully vested on, among other events, the date of the executive’s death or disability.
Equity Awards.  Under the terms of the awards outstanding for each Named Executive as of December 31, 2017, all unvested stock awards become vested and all unvested option awards become vested and exercisable in the event the applicable Named Executive’s employment terminates by reason of his death or disability.

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COMPENSATION OF EXECUTIVE OFFICERS

SERP. Under the terms of the Company’s SERP, an executive’s Company account becomes fully vested on, among other events, the date of the executive’s death or disability.

ESTIMATED VALUE OF BENEFITS TO BE RECEIVED UPON CHANGE IN CONTROL
The following table shows the estimated value of payments and other benefits due the Named Executives assuming a change in control and termination as of December 31, 2017.

	Mr. Geveden	Mr. Black	Mr. Fees	Mr. Canafax	Mr. Henry
Severance Payments	$3,976,700	$1,440,000	$3,139,500	$1,632,000	$1,504,000
EICP	630,000	270,000	450,000	306,000	282,000
Financial Planning	12,340	—	—	—	12,340
Restoration Plan	44,707	—	—	—	—
Benefit Payments	41,098	58,725	47,317	63,618	—
Stock Options (unvested and accelerated)	—	182,074		764,168	382,047
Restricted Stock Units (unvested and accelerated)	2,348,948	1,175,805	1,272,649	1,766,731	982,116
Performance Restricted Stock Units (unvested and accelerated)	3,267,307	1,121,787	2,247,445	1,525,316	925,437
Total	$10,321,100	$4,248,391	$7,156,911	$6,057,833	$4,087,940
The Company has change-in-control agreements with various officers. Generally, under the Company’s change-in-control agreements, if a Named Executive is terminated within 30 months following a change in control either (1) by the Company for any reason other than cause or death or disability; or (2) by the Named Executive for good reason, the Named Executive is entitled to receive:

•	accelerated vesting in the executive’s SERP and Restoration Plan account;

•	accelerated vesting in any outstanding equity awards;

•	a cash severance payment;

•	a prorated target EICP payment;

•	payment of the prior year’s EICP payment, if unpaid at termination; and

•	a cash payment for health benefits coverage.
In addition to these payments, the Named Executive would be entitled to various accrued benefits earned through the date of termination, such as earned but unpaid salary and earned but unused vacation and reimbursements.
Under the Company’s change-in-control agreements, a “change in control” will be deemed to have occurred on the occurrence of any of the following:

•
Any person, other than an ERISA-regulated pension plan established by the Company or its affiliates makes an acquisition of outstanding voting stock and is, immediately thereafter, the beneficial owner of 30% or more of the then outstanding voting stock, unless such acquisition is made directly from the Company in a transaction approved by a majority of the incumbent directors; or any group is formed that is the beneficial owner of 30% or more of the outstanding voting stock (other than a group formation for the purpose of making an acquisition directly from the Company and approved (prior to such group formation) by a majority of the incumbent directors);

•	individuals who are incumbent directors cease for any reason to constitute a majority of the members of the board of directors;

•
consummation of a business combination unless, immediately following such business combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the outstanding voting stock immediately before such business combination beneficially own, directly or indirectly, more than 51% of the then outstanding shares of voting stock of the parent corporation resulting from such business combination in substantially the same relative proportions as their ownership, immediately before such business combination, of the outstanding voting stock, (2) if the business combination involves the issuance or payment by the Company of consideration to another entity or its stockholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such business combination by a majority of the incumbent directors) does not exceed 50% of the sum of the fair market value of the outstanding voting stock plus the

56 2018 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

principal amount of the Company’s consolidated long-term debt (in each case, determined immediately before such consummation by a majority of the incumbent directors), (3) no person (other than any corporation resulting from such business combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such business combination and (4) a majority of the members of the board of directors of the parent corporation resulting from such business combination were incumbent directors of the Company immediately before consummation of such business combination; or

•
consummation of a major asset disposition unless, immediately following such major asset disposition, (1) individuals and entities that were beneficial owners of the outstanding voting stock immediately before such major asset disposition beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and (2) a majority of the members of the board of directors (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were incumbent directors of the Company immediately before consummation of such major asset disposition.

Severance Payment.  The severance payment that would be made to each Named Executive, with the exception of Messrs. Fees and Geveden, in connection with a change in control is a cash payment equal to two times the sum of (1) the executive’s annual base salary prior to termination and (2) the same annual base salary multiplied by the executive’s target annual incentive compensation percentage for the year in which the termination occurs. The severance payment made to Messrs. Fees and Geveden in connection with a change in control is a cash payment equal to 2.99 times the sum of (1) his annual base salary prior to termination and (2) the same annual base salary multiplied by his target EICP percentage for the year in which the termination occurs. Assuming a termination as of December 31, 2017, the severance payment under a change in control would have been calculated based on the following:

•	Mr. Geveden: $700,000 base salary and $630,000 target annual incentive compensation (90% of his annual base salary);

•	Mr. Black: $450,000 base salary and $270,000 target annual incentive compensation (60% of his annual base salary);

•	Mr. Fees: $600,000 base salary and $450,000 target annual incentive compensation (75% of his annual base salary);

•	Mr. Canafax: $510,000 base salary and $306,000 target annual incentive compensation (60% of his annual base salary); and

•	Mr. Henry: $470,000 base salary and $282,000 target annual incentive compensation (60% of his annual base salary).
EICP Payment.  Depending on the timing of the termination relative to the payment of an EICP award, the applicable executive could receive up to two EICP payments in connection with termination resulting from a change in control, as follows:

•
If an EICP award for the year prior to termination is paid to other EICP participants after the date of the executive’s termination, the executive would be entitled to receive the actual amount of the award determined under the EICP for such prior year (without the exercise of any downward discretion). The 2016 EICP awards were paid before December 31, 2017. As a result, no payment would have been due to the Named Executives in this respect.

•
The executive would be entitled to a prorated target EICP payment equal to the product of the Named Executive’s annual base salary and EICP target percentage, with the product prorated based on the number of days the Named Executive was employed during the year in which the termination occurs. Based on a December 31, 2017 termination, each Named Executive would have been entitled to an EICP payment equal to 100% of his 2017 target EICP, as in effect immediately prior to the date of termination.

Financial Planning.  Under the terms of the agreement with the Company’s financial planning service provider, each Named Executive is entitled to financial planning benefits for one year following a change in control, so long as the agreement has not been earlier terminated. The amounts reported in this column represent the fee that would be required to be paid for each such Named Executive to receive such benefits. “Change of Control” is not defined under the agreement.

2018 PROXY STATEMENT 57

COMPENSATION OF EXECUTIVE OFFICERS

Restoration Plan.  Under the Company’s Restoration Plan, an executive’s Company matching account and Company service-based account become fully vested on, among other events, the date a change in control occurs. Messrs. Black, Fees, Canafax and Henry were each 100% vested in their respective Company matching accounts and Company service-based accounts as of December 31, 2017. “Change in Control” has a substantially similar meaning under the Company’s Restoration Plan as it does under the Company’s change in control agreements, except that a participant in the Company’s Restoration Plan is excluded from accelerated vesting if the participant is part of a purchasing group that consummates a transaction that qualifies as a change of control under the Restoration Plan.
Benefit Payments.  The amounts reported represent three times the full annual cost of coverage for medical, dental and vision benefits provided to the Named Executive and their covered dependents for the year ended December 31, 2017.
Tax Reimbursements.  The agreements do not provide any tax reimbursement on the benefits. Instead, the agreements contain a “modified cutback” provision, which acts to reduce the benefits payable to a Named Executive to the extent necessary so that no excise tax would be imposed on the benefits paid, but only if doing so would result in the Named Executive retaining a larger after-tax amount.
Equity Awards. Under the terms of the awards outstanding, all unvested stock and option awards would become vested on a change in control, regardless of whether there is a subsequent termination of employment. Under the Company’s 2010 LTIP, a “change in control” occurs under the same circumstances described above with respect to the Company’s change-in-control agreements.

58 2018 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

CEO PAY RATIO
We are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of Mr. Rex D. Geveden, our President and Chief Executive Officer (our “CEO”), as required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act. For 2017, we determined that the median of the annual total compensation of our employees, other than our CEO, was $88,928 and the annual total compensation of our CEO, as reported in the Summary Compensation Table of this Proxy Statement, was $4,405,652. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual compensation of all employees in 2017 was 50 to 1.
The pay ratio provided is a reasonable estimate as of December 31, 2017 calculated in a manner consistent with Item 402(u) of Regulation S-K. The data used to calculate the pay ratio are specific to our Company and our employee population. As a result, our pay ratio may not be comparable to the pay ratios of other companies. We had approximately 6,100 employees as of December 31, 2017 located in the U.S. and Canada. To identify the median employee from our employee population, we compared the amount of salary, wages, non-cash earnings, and employer thrift and 401(k) contributions of our employees as reflected in our payroll records for 2017. Upon identifying our median employee, we combined all of the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual compensation for the median employee of $88,928. We used the annual total compensation of our CEO as reported in the “Total” column of our Summary Compensation Table on page 40 of this proxy statement.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information on our equity compensation plans as of December 31, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	781,756	$23.54	3,750,526

2018 PROXY STATEMENT 59

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the number of shares of our common stock beneficially owned as of March 12, 2018 (unless noted otherwise) by each director or nominee as a director, each Named Executive and all our directors and executive officers as a group, including shares that those persons have the right to acquire within 60 days on the vesting of restricted stock units or the exercise of stock options.

Name	Shares Beneficially Owned	Shares Deferred(1)
Jan A. Bertsch	7,379	13,657
David S. Black(2)	90,417	—
James D. Canafax(3)	163,135	—
John A. Fees(4)	74,946	78,333
Rex D. Geveden	22,407	—
Robert W. Goldman	36,624	—
Joseph G. Henry(5)	46,641	—
James M. Jaska(6)	4,797	—
Jason S. Kerr(7)	11,418	—
Kenneth J. Krieg(6)	4,797	—
Robb A. LeMasters(6)	11,142	—
Richard W. Loving(8)	7,438	—
Adm. Richard W. Mies(9)	9,013	25,373
Robert L. Nardelli(6)	13,657	—
Barbara A. Niland(6)	4,758	—
Charles W. Pryor, Jr.(10)	11,034	—
All directors and executive officers as a group (16 persons)(11)	519,603	117,363

(1)
Amounts reported in the “Shares Deferred” column represent shares of common stock underlying vested restricted stock units that our directors or Named Executives have elected to defer under our LTIP, but which are not considered beneficially owned under applicable Securities and Exchange Commission rules, as well as accrued dividend equivalents paid in shares on deferred restricted stock units. See “Director Compensation – Stock Awards” and “Deferred Stock Under 2010 LTIP” under the “Non-Qualified Deferred Compensation” table for additional information on the deferral of stock awards.

(2)	Shares owned by Mr. Black include 2,795 shares of common stock held in our Thrift Plan as of March 1, 2018.

(3)	Shares owned by Mr. Canafax include 20,726 shares of common stock that he may acquire on the exercise of stock options and 2,976 shares of common stock held in our Thrift Plan as of March 1, 2018.

(4)	Shares owned by Mr. Fees include 9,331 shares of common stock held in our Thrift Plan as of March 1, 2018.

(5)	Shares held by Mr. Henry include 10,362 shares of common stock that he may acquire on the exercise of stock options and 988 shares of common stock held in our Thrift Plan as of March 1, 2018.

(6)
Shares owned by Ms. Niland and Messrs. Jaska, Krieg, LeMasters and Nardelli represent shares of common stock underlying vested restricted stock units and accrued dividend equivalents paid in shares that each of them has elected to defer under our 2010 LTIP and which are considered beneficially owned under applicable Securities and Exchange Commission rules because each of them will acquire their respective shares immediately upon termination of service on the Board of Directors.

(7)	Shares owned by Mr. Kerr include 288 shares of common stock held in our Thrift Plan as of March 1, 2018.

(8)	Shares held by Mr. Loving includerepresent 4,988 shares of common stock held in our Thrift Plan as of March 1, 2018.

(9)
Shares owned by Admiral Mies include 7,988 shares of common stock underlying vested restricted stock units that he has elected to defer under our 2010 LTIP and which are considered beneficially owned under applicable Securities and Exchange Commission rules because Admiral Mies will acquire such shares immediately upon termination of service on the Board of Directors.

(10)
Shares owned by Mr. Pryor include 7,988 shares of common stock underlying vested restricted stock units and accrued dividend equivalents paid in shares that he has elected to defer under our LTIP and which are considered beneficially owned under applicable Securities and Exchange Commission rules because Mr. Pryor will acquire such shares immediately upon termination of service on the Board of Directors

(11)
Shares owned by all directors and executive officers as a group include 31,088 shares of common stock that may be acquired on the exercise of stock options, as described above, and 21,366 shares of common stock held in our Thrift Plan.

Shares beneficially owned by each of our directors and officers individually in each case constituted less than one percent of the outstanding shares of common stock on March 12, 2018, as determined in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. The aggregate shares beneficially owned by all of our directors and officers as a group constituted less than one percent of the outstanding shares of common stock measured as of the same date and on the same basis.

60 2018 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table furnishes information concerning all persons known by us to beneficially own 5% or more of our outstanding shares of common stock, which is our only class of voting stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	12,206,236	(2)	12.25%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19335	8,496,847	(3)	8.53%
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	5,923,172	(4)	5.94%
William Blair Investment Management, LLC 150 North Riverside Plaza Chicago, IL 60606	5,721,324	(5)	5.74%
BlackRock Inc. 55 East 52nd Street New York, NY 10055	5,685,315	(6)	5.71%

(1)	Percent is based on outstanding shares of our common stock on March 12, 2018.

(2)
As reported on Schedule 13G/A filed with the SEC on February 14, 2018, T. Rowe Price Associates, Inc. has beneficial ownership of 12,206,236 shares of our common stock. According to the Schedule 13G/A, T. Rowe Price Associates has sole voting power with respect to 2,748,616 shares of our common stock and sole dispositive power with respect to 12,206,236 shares of our common stock.

(3)
As reported on Schedule 13G/A filed with the SEC on February 12, 2018, The Vanguard Group, Inc. has beneficial ownership of 8,496,847 shares of our common stock. According to the Schedule 13G/A, The Vanguard Group has sole voting power with respect to 57,536 shares of our common stock, shared voting power with respect to 11,263 shares of our common stock, sole dispositive power with respect to 8,439,215 shares of our common stock and shared dispositive power with respect to 57,632 shares of our common stock. The Schedule 13G/A also reports Vanguard Fiduciary Trust Company as the beneficial owner of 46,369 shares of our common stock and Vanguard Investments Australia, Ltd. as the beneficial owner of 22,430 shares of our common stock. The Schedule 13G/A reports that both beneficial owners are wholly owned subsidiaries of the Vanguard Group, Inc.

(4)
As reported on Schedule 13G filed with the SEC on February 14, 2018, Capital Research Global Investors ("CRGI") has beneficial ownership of 5,923,172 shares of our common stock. According to the Schedule 13G, CRGI has sole voting power with respect to and sole dispositive power with respect to 5,923,172 shares of our common stock.

(5)
As reported on Schedule 13G filed with the SEC on February 13, 2018, William Blair Investment Management, LLC has beneficial ownership of 5,721,324 shares of our common stock. According to the Schedule 13G, William Blair Investment Management has sole voting power with respect to 4,216,810 shares of our common stock and sole dispositive power with respect to 5,721,324 shares of our common stock.

(6)
As reported on Schedule 13G filed with the SEC on February 1, 2018, BlackRock, Inc. has beneficial ownership of 5,685,315 shares of our common stock. According to the Schedule 13G, BlackRock has sole voting power with respect to 5,360,720 shares of our common stock and sole dispositive power with respect to 5,685,315 shares of our common stock.

2018 PROXY STATEMENT 61

AUDIT AND FINANCE COMMITTEE REPORT

AUDIT AND FINANCE COMMITTEE REPORT
The following report of the Audit and Finance Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC or be subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that BWXT specifically incorporates it by reference into such filing.
As described more fully in its charter, the purpose of the Audit and Finance Committee is to assist the Board in its oversight of BWXT’s financial reporting process, internal control system and audit functions. The Audit and Finance Committee also provides oversight of (i) BWXT’s compliance with legal and regulatory financial requirements; (ii) BWXT’s guidelines, policies and processes to assess and manage the Company’s exposure to risks in general, including financial risks; (iii) BWXT’s financial strategies and capital structure; and (iv) BWXT’s ethics and compliance program. Our principal responsibility is one of oversight. BWXT’s management is responsible for the preparation, presentation and integrity of its financial statements and Deloitte & Touche LLP (“Deloitte”), BWXT’s independent registered public accounting firm, is responsible for auditing and reviewing those financial statements. Deloitte reports directly to the Audit and Finance Committee, which is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm.
In this context, we have reviewed and discussed BWXT’s audited consolidated financial statements for the year ended December 31, 2017 with BWXT’s management and Deloitte. This review included discussions with Deloitte regarding those matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. In addition, we received from Deloitte the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit and Finance Committee concerning independence and discussed with Deloitte their independence from BWXT and its management. We also considered whether the provision of non-audit services to BWXT is compatible with Deloitte’s independence.
We reviewed and discussed with management its assessment and report on the effectiveness of BWXT’s internal control over financial reporting as of December 31, 2017, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control — Integrated Framework.” We have also reviewed and discussed with Deloitte its review and report on BWXT’s internal control over financial reporting.
Based on these reviews and discussions and the reports of Deloitte, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in BWXT’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

THE AUDIT AND FINANCE COMMITTEE
Jan A. Bertsch, Chair
Robb A. LeMasters
Robert L. Nardelli
Barbara A. Niland

62 2018 PROXY STATEMENT

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR YEAR ENDING DECEMBER 31, 2018
Our Board of Directors has ratified the decision of the Audit and Finance Committee to appoint Deloitte & Touche LLP (“Deloitte”) to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2018. Although we are not required to seek stockholder approval of this appointment, we intend to seek stockholder approval of our registered public accounting firm annually. No determination has been made as to what action the Audit and Finance Committee and the Board of Directors would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit and Finance Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit and Finance Committee concludes such a change would be in our best interests. We expect that representatives of Deloitte will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.
For the year ended December 31, 2017, we paid Deloitte fees, including expenses and taxes, totaling $2,679,095, which are categorized below. For the year ended December 31, 2016, we paid Deloitte fees, including expenses and taxes, in the amounts reported in the 2016 column below.

	2017	2016
Audit	$2,636,000	$2,386,185
The Audit fees for the years ended December 31, 2017 and December 31, 2016 were for professional services rendered for the audits of the combined and consolidated financial statements of BWXT, the audit of BWXT’s internal control over financial reporting, statutory and subsidiary audits, reviews of the quarterly combined and consolidated financial statements of BWXT and assistance with review of documents filed with the SEC.

Audit-Related	—	—
The Audit-Related fees for the year ended December 31, 2017 were for services related to compliance audits and financial statement reviews for the Company and certain subsidiaries.
Tax	40,400	40,000
The Tax fees for the years ended December 31, 2017 and December 31, 2016 were for professional services rendered for consultations on various U.S. federal, state and international tax compliance assistance, as well as consultation and advice on various foreign tax matters.

All Other	2,695	2,600
The fees for all other services for the years ended December 31, 2017 and December 31, 2016 were for an online research tool subscription service.
Total	$2,679,095	$2,428,785
It is the policy of our Audit and Finance Committee to preapprove all audit engagement fees, terms and services and permissible non-audit services to be performed by our independent registered public accounting firm.
Annually, the independent registered public accounting firm and the Vice President of Internal Audit present to the Audit and Finance Committee the anticipated services to be performed by the firm during the year. The Audit and Finance Committee reviews and, as it deems appropriate, pre-approves those services. The separate Audit, Audit-Related, Tax and All Other services and estimated fees are presented to the Audit and Finance Committee for consideration. The Audit and Finance Committee reviews on at least a quarterly basis the proposed services and fees for additional services that have occurred and are outside the scope of the services and fees initially pre-approved by the Audit and Finance Committee. In order to respond to time-sensitive requests for services that may arise between regularly scheduled meetings, the Audit and Finance Committee has pre-approved specific audit, audit-related, tax and other services and individual and aggregate fees for such services. The Audit and Finance Committee did not approve any audit, audit-related, tax or other services pursuant to the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act of 1934.

2018 PROXY STATEMENT 63

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RECOMMENDATION AND VOTE REQUIRED
Our Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2018. The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the shares cast on the matter. Because abstentions will not be considered cast on this matter, they will not have any effect on the proposal.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Pursuant to our Code of Business Conduct, all employees (including our Named Executives) who have, or whose immediate family members have, any direct or indirect financial or other participation in any business that competes with us, supplies goods or services to us, or is our customer, are required to disclose to us and receive written approval from our Corporate Ethics and Compliance department prior to transacting such business. Our employees are expected to make reasoned and impartial decisions in the workplace. As a result, approval of the business is denied if we believe that the employee’s interest in such business could influence decisions relative to our business, or have the potential to adversely affect our business or the objective performance of the employee’s work. Our Corporate Ethics and Compliance department implements our Code of Business Conduct and related policies and the Audit and Finance Committee of our Board is responsible for overseeing our Ethics and Compliance Program, including compliance with our Code of Business Conduct. Our Board members are also responsible for complying with our Code of Business Conduct. Additionally, our Governance Committee is responsible for reviewing the professional occupations and associations of our Board members. Our Audit and Finance Committee also reviews transactions between us and other companies with which our Board members are affiliated. To obtain a copy of our Code of Business Conduct, please see the “Corporate Governance” section above in this proxy statement.
Since July 2015, we have entered into an indemnification agreement with each of our directors and executive officers in connection with the spin-off and have entered into substantially similar agreements with our directors and executive officers who have joined our Company or become executive officers since that time. Under the terms of the agreement, we agree to indemnify the indemnified person, to the fullest extent permitted by Delaware law, from claims and losses arising from their service to our company (other than certain claims brought by the indemnified party against us or any of our officers and directors). The agreement also provides each indemnified person with expense advancement to the extent the expenses arise from, or might reasonably be expected to arise from, an indemnifiable claim and contains additional terms meant to facilitate a determination of the indemnified person’s entitlement to such benefits.
SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC and the NYSE. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no forms were required, we believe that, during the year ended December 31, 2017, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% or more beneficial owners were satisfied, except for late filings by two of our directors and one of our executive officers: (i) a Form 4 for one transaction filed by Kenneth J. Krieg, (ii) a Form 3 for one equity holding by Richard W. Mies, and (iii) a Form 4 for one transaction filed by Jason S. Kerr.

64 2018 PROXY STATEMENT

STOCKHOLDERS' PROPOSALS

STOCKHOLDERS’ PROPOSALS
Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2019 Annual Meeting of Stockholders must send notice of the proposal to our Corporate Secretary at our principal executive office no later than November 23, 2018. If you make such a proposal, you must provide your name, address, the number of shares of common stock you hold of record or beneficially, the date or dates on which such common stock was acquired and documentary support for any claim of beneficial ownership.

In addition, any stockholder who intends to submit a proposal for consideration at our 2019 Annual Meeting, but not for inclusion in our proxy materials, or who intends to submit nominees for election as directors at the meeting must notify our Corporate Secretary. Under our bylaws, such notice must (i) be received at our principal executive offices no earlier than close of business on January 4, 2019 or later than February 4, 2019 and (ii) satisfy specified requirements set forth in our bylaws. A copy of the pertinent bylaw provisions can be found on our website at www.bwxt.com at “Investors — Corporate Governance — Highlights.”

By Order of the Board of Directors,

JAMES D. CANAFAX
Corporate Secretary

Dated: March 23, 2018

2018 PROXY STATEMENT 65

APPENDIX A

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (NON-GAAP) RESULTS(1)(2)(3)
(in $ million, except share amounts)

		Twelve Months Ended December 31, 2017
	GAAP	Pension & OPEB MTM (Gain) / Loss	Executive Restructuring	Impairment (Gains) / Charges	One Time Tax (Benefit) / Losses	Litigation		Non-GAAP

Operating Income	$ 308.9	$ 11.0	$ 2.6	—	—	$ (7.9)		$ 314.7
Other Income (Expense)	(13.1)	—	—	(0.4)	—	—		(13.5)
Provision for Income Taxes	(147.4)	(4.2)	(1.0)	—	54.6	2.8		(95.1)
Net Income	148.4	6.9	1.7	(0.4)	54.6	(5.1)		206.1
Net Income Attributable to Non-Controlling Interest	(0.5)	—	—	—	—	—		(0.5)
Net Income Attributable to BWXT	$ 147.8	$ 6.9	$ 1.7	$ (0.4)	$ 54.6	$ (5.1)		$ 205.6

Diluted Shares Outstanding	100.4							100.4
Diluted Earnings per Common Share	$ 1.47	$ 0.07	$ 0.02	$ 0.00	$ 0.54	$ (0.05)		$ 2.05

		Twelve Months Ended December 31, 2016
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring	Impairment (Gains) / Charges	One Time Tax (Benefit) / Losses	Framework Agreement & Litigation	Performance Guarantees Release	Non-GAAP

Operating Income	$ 239.3	$21.5	$ 4.5	—	—	$ 13.9	—	$ 279.2
Other Income (Expense)	18.0	(0.2)	(13.6)	(1.6)	—	—	(9.3)	(6.6)
Provision for Income Taxes	(73.7)	(7.1)	(1.6)	—	(5.0)	(5.6)	3.4	(89.6)
Net Income	183.6	14.2	(10.7)	(1.6)	(5.0)	8.3	(5.9)	182.9
Net Income Attributable to Non-Controlling Interest	(0.6)	—	—	—	—	—	—	(0.6)
Net Income Attributable to BWXT	$ 183.1	$ 14.2	$(10.7)	$ (1.6)	$ (5.0)	$ 8.3	$ (5.9)	$ 182.3

Diluted Shares Outstanding	103.8							103.8
Diluted Earnings per Common Share	$ 1.76	$ 0.14	$ (0.10)	$ (0.02)	$ (0.05)	$ 0.08	$ (0.06)	$ 1.76

(1)	May not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT’s ongoing operations.

(3)	Restructuring activities in 2016 include deconsolidation of mPower and executive restructuring. These elements are further detailed in our fourth quarter 2016 earnings release.

2018 PROXY STATEMENT A-1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 3, 2018 (May 1, 2018 for participation in BWXT Thrift Plan). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 3, 2018 (May 1, 2018 for participants in BWXT Thrift Plan). Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

BWX TECHNOLOGIES, INC.
800 MAIN STREET, 4TH FLOOR
LYNCHBURG, VIRGINIA 24504

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E41566-P00986	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BWX TECHNOLOGIES, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors
The Board of Directors recommends you vote FOR the nominees listed:	❑	❑	❑

1.				Election of Directors
Nominees:
01) Jan A. Bertsch (Class II)
02) James M. Jaska (Class II)
03) Kenneth J. Krieg (Class II)

Vote on Proposals
The Board of Directors recommends you vote FOR proposal 2.					For	Against	Abstain
2.				Advisory vote on compensation of our Named Executive Officers.	❑	❑	❑
The Board of Directors recommends you vote FOR proposal 3.					For	Against	Abstain
3.				Ratification of Appointment of Independent Registered Public Accounting Firm for the year ending December 31, 2018.	❑	❑	❑
The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR all nominees and FOR proposals 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.				❑
Please indicate if you plan to attend this meeting			❑	❑
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

BWX Technologies, Inc.
Annual Meeting of Stockholders
Friday, May 4, 2018 at 9:30 a.m. Eastern Time
Craddock Terry Hotel
Riverside Foyer
1312 Commerce Street
Lynchburg, Virginia 24504

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG PERFORATION, DETACH
AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

E41567-P00986

                                                                     BWX TECHNOLOGIES, INC.
                            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                                           ANNUAL MEETING OF STOCKHOLDERS
                                                                             Friday, May 4, 2018
The undersigned stockholder(s) hereby appoint(s) Rex D. Geveden and James D. Canafax, or either of them, as proxies, each with the power to appoint his substitute, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BWX Technologies, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m. Eastern Time on May 4, 2018 at the Craddock Terry Hotel, Riverside Foyer, 1312 Commerce Street, Lynchburg, Virginia 24504, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.
ATTENTION PARTICIPANTS IN BWXT’S THRIFT PLAN: If you held shares of BWX Technologies, Inc. (“BWXT”) common stock through The Thrift Plan for Employees and Participating Subsidiary and Affiliated Companies (the “Thrift Plan”), this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company (“Vanguard”), Trustee of the Thrift Plan. Your proxy must be received no later than 11:59 p.m. Eastern Time on May 1, 2018. Any shares of BWXT common stock held in the Thrift Plan that are not voted or for which Vanguard does not receive timely voting instructions, will be voted in the same proportion as the shares for which Vanguard receives timely voting instructions for other participants in the Thrift Plan.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPT LY USING THE ENCLOSED REPLY ENVELOPED

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE